UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VeriSign, Inc.

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VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
April , 2016
To Our Stockholders:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of VeriSign, Inc. (“Verisign”) to be held at our corporate offices located at 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, June 9, 2016, at 10:00 a.m., Eastern Time (the “Meeting”).
The matters expected to be acted upon at the Meeting are described in detail in the following Notice of the 2016 Annual Meeting of Stockholders and Proxy Statement.
We have implemented a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 31, 2015 (collectively, the “Annual Report”), and this Proxy Statement. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how each stockholder can receive a paper copy of our proxy soliciting materials, including this notice and Proxy Statement, our Annual Report and a form of proxy card or voting instruction card. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
It is important that you use this opportunity to take part in the affairs of Verisign by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning or completing the proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.
We look forward to seeing you at our 2016 Annual Meeting of Stockholders.

Sincerely,

/s/ D. James Bidzos
D. James Bidzos
Chairman of the Board of Directors and Executive Chairman, President and Chief Executive Officer

VERISIGN, INC.
12061 Bluemont Way
Reston, Virginia 20190

Notice of the 2016 Annual Meeting of Stockholders

TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of VeriSign, Inc. (the “Company”) will be held at the Company’s corporate offices located at 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, June 9, 2016, at 10:00 a.m., Eastern Time. The 2016 Annual Meeting of Stockholders is being held for the following purposes:
1. To elect the seven directors of the Company named in the Proxy Statement, each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.
2. To approve, on a non-binding, advisory basis, the Company’s executive compensation.
3. To approve the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.
4. To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to permit the Board of Directors to amend the Company’s bylaws.
5. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
6. To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board of Directors take steps to amend the bylaws to adopt proxy access.
7. To transact such other business as may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on April 15, 2016, are entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Secretary
Reston, Virginia
April , 2016
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2016: The Proxy Statement and Annual Report are available at www.edocumentview.com/vrsn.

VERISIGN, INC.
12061 Bluemont Way
Reston, Virginia 20190

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

April , 2016
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of VeriSign, Inc. (“Verisign” or the “Company”) for use at the 2016 Annual Meeting of Stockholders (the “Meeting”) to be held at our corporate offices located at 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, June 9, 2016 at 10:00 a.m., Eastern Time. Only holders of record of our common stock at the close of business on April 15, 2016, which is the record date, will be entitled to vote at the Meeting. This Proxy Statement and the accompanying form of proxy (collectively, the “Proxy Statement”) were first made available to stockholders on or about April , 2016. Our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 31, 2015 (collectively, the “Annual Report”), is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy soliciting materials. The Annual Report and Proxy Statement can both be accessed on the Investor Relations section of our website at https://investor.verisign.com, or at www.edocumentview.com/vrsn.
All proxies will be voted in accordance with the instructions as submitted. Unless contrary instructions are specified, if the applicable proxy is submitted (and not revoked) prior to the Meeting, the shares of Verisign common stock represented by the proxy will be voted: (1) FOR the election of each of the seven director candidates nominated by the Board; (2) FOR the non-binding, advisory resolution to approve Verisign’s executive compensation; (3)  FOR the approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan; (4) FOR the approval of an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to permit the Board to amend the bylaws; (5) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (“fiscal 2016”); (6) AGAINST the stockholder proposal, if properly presented at the meeting, requesting that the Board of Directors take steps to amend the bylaws to adopt proxy access and (7) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.
 Voting Rights
At the close of business on the record date, we had shares of common stock outstanding and entitled to vote.Holders of our common stock are entitled to one vote for each share held as of the record date.
Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals
A majority of the shares of common stock outstanding and entitled to vote must be present or represented by proxy at the Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not vote on a particular proposal because that record holder does not have discretionary voting power with respect to that “non-routine” proposal. Each of the election of directors, the non-binding, advisory vote to approve executive compensation, the approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan, the amendment of the Fifth Amended and Restated Certificate of Incorporation and the stockholder proposal, if properly presented at the meeting, requesting that the Board take steps to amend the bylaws to adopt proxy access is a “non-routine” proposal and so shares for which record holders do not receive voting instructions will not be voted on such matters.
If a quorum is present, a nominee for election to a position on the Board will be elected by a plurality of the votes validly cast at the Meeting. Stockholders may not cumulate votes in the election of directors.

If a quorum is present, approvals of the proposals for:

•	the non-binding, advisory resolution to approve Verisign’s executive compensation;

•	the approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan;

•	the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016; and

•	the stockholder proposal, if properly presented at the meeting, requesting that the Board take steps to amend the bylaws to adopt proxy access require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the subject matter. Under this voting standard, abstentions will have the effect of votes cast against the proposal, and broker non-votes will not affect the voting outcome. If a nominee for director in an uncontested election is not elected and the nominee is an incumbent director, the director must promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation and the Board must act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale therefor within 90 days following the date of the certification of the relevant election results.
If a quorum is present, approval of the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of Verisign outstanding and entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes “against” the approval of the amendment.
The inspector of elections appointed for the Meeting will separately tabulate affirmative and withheld votes, abstentions and broker non-votes.
Adjournment of Meeting
In the event that a quorum shall fail to attend the Meeting, either in person or represented by proxy, the chairman may adjourn the Meeting, or alternatively, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.
Expenses of Soliciting Proxies
Verisign will pay the expenses of soliciting proxies to be voted at the Meeting. Verisign intends to retain Morrow & Co., LLC for various services related to the solicitation of proxies, which we anticipate will cost approximately $30,000 to $35,000, plus reimbursement of expenses. Following the original mailing of the Notice of Internet Availability of Proxy Materials and paper copies of proxies and other proxy soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice of Internet Availability of Proxy Materials and paper copies of the proxies and other proxy soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other proxy soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.
Revocability of Proxies
A stockholder who holds shares of record as a registered stockholder may revoke any proxy that is not irrevocable by attending the Meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. If your shares are held through a bank or brokerage firm, you must follow the instructions provided by that institution to change or revoke your voting instructions.
Internet and Telephone Voting
If you hold shares of record as a registered stockholder, you can simplify your voting process and save the Company expense by voting your shares by telephone at 1-800-652-VOTE (8683) or on the Internet at www.envisionreports.com/vrsn twenty-four hours a day, seven days a week. Telephone and Internet voting are available through 12:00 a.m. Eastern Time the day of the Meeting. More information regarding Internet voting is given on the Notice of Internet Availability of Proxy Materials. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Householding
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the Securities and Exchange Commission (the “SEC”). Under this procedure, the firm delivers only one copy of the Notice of Internet Availability of Proxy Materials or paper copies of the Annual Report and Proxy Statement, as the case may be, to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name” and you would like to receive only one copy of these materials (instead of separate copies) in the future, please contact your bank, broker or other holder of record to request information about householding. If you would like to receive an individual copy of the Notice of Internet Availability of Proxy Materials or paper copies of the Annual Report and Proxy Statement, as the case may be, now or in the future, we will promptly deliver these materials to you upon request to VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, Attention: Secretary or (703) 948-3200.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

There are currently eight directors, as determined by a written resolution of the Board. With the resignation of Mr. Chenevich, as described below, the Board has decreased the size of the Board to seven directors effective as of the Meeting. The terms of the current directors, who are identified below, expire upon the election and qualification of the directors to be elected at the Meeting. The Board has nominated D. James Bidzos, Kathleen A. Cote, Thomas F. Frist III, Jamie S. Gorelick, Roger H. Moore, Louis A. Simpson and Timothy Tomlinson, each of whom are current directors, for re-election at the Meeting to serve until the 2017 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Proxies cannot be voted for more than seven persons, which is the number of nominees. Mr. Frist, who joined the Board in December 2015, was recommended by Mr. Bidzos.
William L. Chenevich, 72, announced his retirement from the Board and will serve the remainder of his term ending at the Meeting. The Board extends its sincere appreciation to Mr. Chenevich for his years of service on the Board. Mr. Chenevich, a current member of both the Audit Committee and Corporate Governance and Nominating Committee, has given generously of his time and has consistently provided the Board with independent insight and advice. His expertise in corporate governance, as well as his significant operational and financial expertise has been invaluable to the Board and to the Company.
Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the re-election of the nominees, as listed below, each of whom has consented to serve as a director if elected. If, at the time of the Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe any of the nominees will be unable or will decline to serve if elected.
Director Nominees
Set forth below is certain information relating to our director nominees, including details on each director nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company.

Name	Age	Position
Nominees for election as directors for a term expiring in 2017:
D. James Bidzos	61	Chairman of the Board, Executive Chairman, President and Chief Executive Officer
Kathleen A. Cote(1)(2)	67	Director
Thomas F. Frist III (2)	48	Director
Jamie S. Gorelick(2)(3)	65	Director
Roger H. Moore(1)(2)	74	Director
Louis A. Simpson(2)(3)	79	Lead Independent Director
Timothy Tomlinson(1)(2)(3)	66	Director

(1)	Member of the Audit Committee.

(2)	Member of the Corporate Governance and Nominating Committee.

(3)	Member of the Compensation Committee.
D. James Bidzos has served as Executive Chairman since August 2009 and President and Chief Executive Officer since August 2011. He served as Executive Chairman and Chief Executive Officer on an interim basis from June 2008 to August 2009 and served as President from June 2008 to January 2009. He served as Chairman of the Board since August 2007 and from April 1995 to December 2001. He served as Vice Chairman of the Board from December 2001 to August 2007. Mr. Bidzos served as a director of VeriSign Japan K.K. (“VeriSign Japan”) from March 2008 to August 2010 and served as Representative Director of VeriSign Japan from March 2008 to September 2008. Mr. Bidzos served as Vice Chairman of RSA Security Inc., an Internet identity and access management solution provider, from March 1999 to May 2002, and Executive Vice President from July 1996 to February 1999. Prior thereto, he served as President and Chief Executive Officer of RSA Data Security, Inc. from 1986 to February 1999.
Mr. Bidzos is a business executive with significant expertise in the technology that is central to the Company’s businesses. Mr. Bidzos is an Internet and security industry pioneer who understands the strategic technology trends in markets that are important to the Company. Mr. Bidzos was a founder of the Company and has been either Chairman or Vice Chairman of the Company’s Board of Directors since the Company’s founding in April 1995, providing him with valuable insight and institutional knowledge of the Company’s history and development. Mr. Bidzos has prior experience on our Compensation Committee and our Corporate Governance and Nominating Committee and as a member of several other public-company boards. Mr. Bidzos’s years of board-level experience contribute important knowledge and insight to the Board. Additionally, Mr. Bidzos’s executive-level experience includes many years as a Chief Executive Officer, providing him with a perspective that the Board values. Mr. Bidzos also has international business experience from his service as a director of VeriSign Japan.
Kathleen A. Cote has served as a director since February 2008. From May 2001 to June 2003, Ms. Cote served as Chief Executive Officer of Worldport Communications Company, a provider of Internet managed services. From September 1998 to May 2001, she served as Founder and President of Seagrass Partners, a consulting firm specializing in providing strategic planning, business, operational and management support for startup and mid-sized technology companies. Prior thereto, she served as President and Chief Executive Officer of Computervision Corporation, a supplier of desktop and enterprise, client server and web-based product development and data management software and services. During the past five years, Ms. Cote has held directorships at Asure Software Corporation, GT Advanced Technologies Inc., 3Com Corporation and Western Digital Corporation. Ms. Cote holds an Honorary Doctorate from the University of Massachusetts, an M.B.A. degree from Babson College, and a B.A. degree from the University of Massachusetts, Amherst.
Ms. Cote is a business executive with significant expertise overseeing global companies in technology and operations in the areas of systems integration, networks, hardware and software, including web-based applications and Internet services. Ms. Cote’s expertise in technology and operations is directly relevant to the Company’s businesses. Ms. Cote’s expertise as a business executive also includes sales and marketing, product development, strategic planning and international experience, which contributes important expertise to the Board in those areas of business administration. Ms. Cote’s financial and accounting skills qualify her as an audit committee financial expert. In addition to Ms. Cote’s tenure as a director of the Company, Ms. Cote has served on several other boards of directors, including service on the audit and corporate governance committees of those boards, providing her with valuable board-level experience. Ms. Cote’s executive-level experience includes experience as a Chief Executive Officer, providing her with a perspective that the Board values.
Thomas F. Frist III has served as a director since December 2015. Mr. Frist is the Founder and Managing Principal of Frist Capital, LLC, an investment firm based in Nashville, TN that makes long-term equity investments in public and private companies, and he has held this position since 1994. Mr. Frist previously was the managing member of FS Partners, L.L.C. and worked in principal investments at Rainwater, Inc. Mr. Frist holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.
Mr. Frist’s extensive directorship experience provides valuable expertise and perspective to the Board. Mr. Frist was on the Audit Committee and Board of Directors of Triad Hospitals, Inc. from 1998-2007.  He joined the board of HCA Holdings, Inc., one of the largest non-governmental operators of health care facilities in the United States, in 2008, serving on the Executive and Audit Committees, and chairing the Nominating and Governance Committee.  Mr. Frist has also served as a director for SAIC, Inc. since 2009, serving as Chair of the Nominating and Governance Committee and a member of the Audit Committee since its separation from Leidos in 2013.  He also chaired the Finance Committee at legacy SAIC.  In addition to the significant experience as a board member mentioned above, Mr. Frist provides valuable experience in areas of business administration, finance and operations.
Jamie S. Gorelick has served as a director since January 2015. Ms. Gorelick has been a partner at Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm, since 2003. She served as Deputy Attorney General of the United States from 1994 to 1997 and as General Counsel of the Department of Defense from 1993 to 1994. She has been a director of Amazon.com, Inc. since 2012 and serves as Chair of its Nominating and Governance Committee. She previously served as a director of United Technologies Corp. and of Schlumberger, Ltd. She holds B.A. and J.D. degrees from Harvard University.
Ms. Gorelick is an experienced attorney with significant expertise in legal, policy and corporate matters. Ms. Gorelick’s regulatory and policy experience is directly relevant to the Company’s business. She is well-versed in critical infrastructure and national security issues and brings a valuable skill-set and wealth of government experience to the Board. Ms. Gorelick has served on several other corporate boards, a compensation committee, and a nominating and governance committee, and served on numerous government boards and commissions. Ms. Gorelick’s experience in both the public and private sectors, combined with her experience in the corporate boardroom, provides her valuable board experience, and she offers a perspective the Board values.
Roger H. Moore has served as a director since February 2002. From December 2007 to May 2009, he served as a consultant assisting Verisign in the divestiture of its Communications Services business. From June 2007 through November 2007, Mr. Moore served as interim Chief Executive Officer of Arbinet Corporation, a provider of online trading services. He was President and Chief Executive Officer of Illuminet Holdings, Inc. from December 1995 until December 2001 when Verisign acquired Illuminet Holdings. Prior to Illuminet Holdings, Mr. Moore spent ten years with Nortel Networks in a variety of senior management positions including President of Nortel Japan. During the past five years, Mr. Moore has held directorships at Western Digital Corporation and Consolidated Communications Holdings, Inc. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.
Mr. Moore is a business executive with significant expertise in general management, sales, technology and strategic planning in the telecommunications industry. Mr. Moore’s expertise contributes operational knowledge of important inputs to the Company’s businesses and provides valuable experience in areas of business administration. Mr. Moore also has significant experience, both as a senior executive and as a board member, in joint venture and mergers and acquisition transactions, which is experience that is valuable to the Board. Mr. Moore’s financial and accounting skills qualify him as an audit committee financial expert. Mr. Moore also serves on several other boards of directors, including service on the audit, compensation and corporate governance committees of certain of those boards, providing him with valuable board-level experience. In addition to the several years of business management experience mentioned above, Mr. Moore has international business experience from his time as President of Nortel Japan and as President of AT&T Canada.
Louis A. Simpson has served as a director since May 2005. Mr. Simpson has served as Chairman of SQ Advisors, LLC, an investment firm, since January 2011. From May 1993 to December 2010, he served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, a passenger auto insurer. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. During the past five years, Mr. Simpson has held directorships at SAIC, Inc. and Chesapeake Energy Corporation. Mr. Simpson holds a B.A. degree from Ohio Wesleyan University and an M.A. degree in Economics from Princeton University.
Mr. Simpson is a business executive with significant expertise in insurance, finance and private investment. Mr. Simpson’s expertise contributes all around business acumen, skills in strategic planning and finance, along with knowledge important to mergers and acquisitions activity. Throughout his career, Mr. Simpson has served on the boards of directors of more than fifteen publicly traded companies, providing him with extensive and valuable board-level experience. Mr. Simpson’s board-level experience also includes previous audit committee, finance committee, nominating and corporate governance committee and compensation committee experience on certain of those public-company boards. Mr. Simpson is a recognized expert in corporate governance matters, having lectured and presented numerous times on corporate governance topics at seminars and continuing education courses. As indicated above, Mr. Simpson’s career includes executive-level experience as a Chief Executive Officer, providing him with a perspective that the Board values.
Timothy Tomlinson was a corporate lawyer employed as General Counsel of Portola Minerals Company, a producer and seller of limestone products, from May 2011 through December 2013. Mr. Tomlinson was employed as Of Counsel by the law firm Greenberg Traurig, LLP from May 2007 through May 2011. Mr. Tomlinson was the founder and a named partner of Tomlinson Zisko LLP and practiced with this Silicon Valley law firm from 1983 until its acquisition by Greenberg Traurig, LLP in May 2007. He served as managing partner of Tomlinson Zisko LLP for multiple terms. Mr. Tomlinson is a long-tenured member of the Board, having served from the Company’s founding in 1995 until 2002, and again since his reappointment in November 2007. Mr. Tomlinson holds a B.A. degree in Economics, a Ph.D. degree in History, an M.B.A. and a J.D. degree from Stanford University.
Mr. Tomlinson has significant expertise in corporate matters including finance and mergers and acquisitions and has represented clients in the technology industry for more than thirty years. Mr. Tomlinson’s long-term service on our Board has provided him with valuable insight and institutional knowledge of the Company’s history and development. He has extensive experience in corporate governance, both as a lawyer advising clients, and through serving on our Audit, Compensation and Corporate Governance and Nominating Committees, as well as the audit, compensation, and governance committees of other public companies.

Compensation of Directors
This section provides information regarding the compensation policies for non-employee directors and amounts earned and securities awarded to these directors in fiscal 2015. Employee directors are not compensated for their services as directors. Mr. Bidzos is the Company’s Executive Chairman, President and Chief Executive Officer. As an employee of the Company, Mr. Bidzos does not participate in the compensation program for non-employee directors, and he is compensated as an executive officer of the Company. Mr. Bidzos’ compensation is described in “Executive Compensation” elsewhere in this Proxy Statement.

Non-Employee Director Retainer Fees and Equity Compensation Information
On July 21, 2015, the Compensation Committee met to consider the cash and equity-based compensation to be paid to non-employee directors. The Compensation Committee reviewed competitive market data prepared by Frederic W. Cook & Co. (“FW Cook”), its independent compensation consultant, for the same peer group used to benchmark executive compensation and certain available information for other boards and reviewed the board compensation practices of these companies. For information about the peer group, see “Executive Compensation—Compensation Discussion and Analysis.” Following this review and consideration of the recommendations made by FW Cook, the Compensation Committee determined that it was in the best interests of Verisign and its stockholders to maintain the amount of the annual cash retainer fees at current levels and maintain the value of the annual equity award grant to each director at $240,000 (made solely in the form of restricted stock units (“RSUs”)). New directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board. Directors are subject to the Company’s Stock Retention Policy as described in “Executive Compensation—Compensation Discussion and Analysis.”

Directors received annual cash retainer fees for fiscal 2015 as follows:

Annual retainer for non-employee directors	$40,000
Additional annual retainer for Non-Executive Chairman of the Board(1)	$100,000
Additional annual retainer for Lead Independent Director	$25,000
Additional annual retainer for Audit Committee members	$25,000
Additional annual retainer for Compensation Committee members	$20,000
Additional annual retainer for Corporate Governance and Nominating Committee members	$10,000
Additional annual retainer for Audit Committee Chairperson	$15,000
Additional annual retainer for Compensation Committee Chairperson	$10,000
Additional annual retainer for Corporate Governance and Nominating Committee Chairperson	$5,000

(1)	The position of “Non-Executive Chairman of the Board” was not held during 2015, and as such no annual retainer fees were paid during this period.
Non-employee directors are reimbursed for their expenses in attending meetings.

Non-Employee Director Compensation Table for Fiscal 2015
The following table sets forth a summary of compensation information for our non-employee directors for fiscal 2015. As an executive officer of the Company during fiscal 2015, Mr. Bidzos received no additional compensation for services provided as a director. Information regarding Mr. Bidzos’ compensation may be found under “Executive Compensation.”
DIRECTOR COMPENSATION FOR FISCAL 2015

Non-Employee Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William L. Chenevich	105,000	239,950	344,950
Kathleen A. Cote	80,000	239,950	319,950
Thomas F. Frist(3)	3,940	153,247	157,187
Jamie S. Gorelick(4)	63,361	352,996	416,357
Roger H. Moore	75,000	239,950	314,950
John D. Roach(5)	32,910	0	32,910
Louis A. Simpson	91,073	239,950	331,023
Timothy Tomlinson	90,490	239,950	330,440

(1)	Amounts shown represent retainer fees earned by each director.

(2)
Stock Awards consist solely of RSUs. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the applicable awards granted in fiscal 2015. The grant date fair value of each Stock Award granted to each non-employee director (excluding Mr. Frist who was appointed on December 3, 2015) on July 21, 2015 was $ 239,950 (3,687 RSUs at $65.08 per share closing price on the grant date).

(3)
Mr. Frist was appointed to the Board of Directors on December 3, 2015 and received a grant of 1,665 RSUs at $92.04 per share, which represents the pro rata amount of annual equity awards given to members of the Board of Directors.

(4)
In addition to the grant on July 21, 2015, Ms. Gorelick received a grant on the date of her appointment to the Board of Directors, January 30, 2015, for 2,075 RSUs at $54.48 per share, which represents the pro rata amount of annual equity awards given to members of the Board of Directors.

(5)	Mr. Roach served as a director until the 2015 Annual Meeting of Stockholders.
RSUs granted to non-employee directors in 2015 vested immediately upon grant. The Compensation Committee may authorize grants with different vesting schedules in the future. The vesting of equity awards for all non-employee directors accelerates as to 100% of any unvested equity awards upon certain changes-in-control as set forth in the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “2006 Plan”).
The Board Recommends a Vote “FOR” the Election of Each of the Nominated Directors.

CORPORATE GOVERNANCE

Independence of Directors
As required under The NASDAQ Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent,” as determined by the Board. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Stock Market.
Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Verisign, our executive officers or our independent registered public accounting firm, the Board affirmatively determined on February 18, 2016 that the majority of our Board is comprised of independent directors. Our independent directors are: Mr. Chenevich (who will not stand for re-election), Ms. Cote, Mr. Frist, Ms. Gorelick, Mr. Moore, Mr. Simpson and Mr. Tomlinson. Each director who serves on the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee is an independent director. Mr. Bidzos serves as Executive Chairman, President and Chief Executive Officer and thus is not considered independent. John D. Roach, who served as a director until the 2015 Annual Meeting of Stockholders, was determined to be independent pursuant to these same standards.
Board Leadership Structure
The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. This flexibility allows the Board to utilize its considerable experience and knowledge to elect the most appropriate director as Chairman, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when necessary. This determination is made according to what the Board believes is best to provide appropriate leadership for the Company at such time. Currently, the Company’s eight-member Board is led by Chairman D. James Bidzos. Mr. Bidzos is also an officer of the Company, serving as its Executive Chairman, President and Chief Executive Officer. The Board has appointed Louis A. Simpson as Lead Independent Director. The Lead Independent Director presides at all meetings of the Board at which the Chairman of the Board is not present.
The Board has determined that its current leadership represents an appropriate structure for the Company. In particular, this structure capitalizes on the expertise and experience of Messrs. Bidzos and Simpson due to their long-tenured service to the Board. The structure permits Mr. Bidzos to engage in the operations of the Company in a more in-depth way as Executive Chairman, President and Chief Executive Officer. Lastly, the structure ensures Board independence from management by permitting the Lead Independent Director to call and chair meetings of the independent directors separate and apart from the Chairman of the Board.
Mr. Bidzos was a founder of the Company and its initial Chief Executive Officer, and he has been either Chairman or Vice Chairman of the Company’s Board of Directors since the Company’s founding in 1995. Mr. Bidzos’s current tenure as Chairman of the Board dates to August 2007. Mr. Bidzos was appointed Executive Chairman, President and Chief Executive Officer of Verisign on an interim basis on June 30, 2008. On January 14, 2009, Mr. Bidzos resigned as President on an interim basis, and on August 17, 2009, Mr. Bidzos resigned as Executive Chairman and Chief Executive Officer on an interim basis and was appointed Executive Chairman of Verisign. On August 1, 2011, Mr. Bidzos was appointed President and Chief Executive Officer. Mr. Simpson has been the Lead Independent Director since July 2015. Prior to Mr. Simpson, Mr. Chenevich served as the Lead Independent Director.

Board Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives a report on risks under its purview, the Chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. All of our Board members have experience with enterprise risk management. In addition, the Board discusses cyber risks regularly during its regularly scheduled board meetings.

Board and Committee Meetings
The Board met five times and its committees collectively met fifteen times during 2015. During 2015, Mr. Chenevich was the only director who attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served. As the Lead Independent Director, Mr. Simpson may schedule and conduct separate meetings of the independent directors and perform other similar duties.

Board Members’ Attendance at the Annual Meeting
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. One member of the Board attended our 2015 Annual Meeting of Stockholders.
Corporate Governance and Nominating Committee
The Board has established a Corporate Governance and Nominating Committee to recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board, recommend nominees for committees of the Board, recommend corporate governance principles and periodically review and assess the adequacy of these principles, and review annually the performance of the Board. The Corporate Governance and Nominating Committee is currently composed of Ms. Cote (Chairperson), Mr. Chenevich, Mr. Frist, Ms. Gorelick, Mr. Moore, Mr. Simpson and Mr. Tomlinson, each of whom has been determined by the Board to be an “independent director” under the rules of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter. The Corporate Governance and Nominating Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Corporate Governance and Nominating Committee met five times during fiscal 2015.
In nominating candidates for election to the Board, the Corporate Governance and Nominating Committee considers the performance and qualifications of each potential nominee or candidate, not only for his or her individual strengths but also for his or her potential contribution to the Board as a group. While it has no express policy, in carrying out this responsibility the Corporate Governance and Nominating Committee also considers additional factors, such as diversity of business administration specialty, expertise within industries and markets tangential or complementary to the Company’s industry, and business contacts among the various market segments relevant to the Company’s sales, human resource and development strategies. Additionally, pursuant to its charter, the Corporate Governance and Nominating Committee evaluates and reviews with the Board the criteria for selecting new directors, including skills and characteristics, in the context of the current composition of the Board and its committees.
The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors and stockholders. The Corporate Governance and Nominating Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.
If you would like to recommend to the Corporate Governance and Nominating Committee a prospective candidate, please submit the candidate’s name and qualifications to: Thomas C. Indelicarto, Secretary, VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190.
The Corporate Governance and Nominating Committee will consider all candidates identified by the directors, chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.
Audit Committee
The Board has established an Audit Committee that oversees the accounting and financial reporting processes at the Company, internal control over financial reporting, audits of the Company’s financial statements, the qualifications of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit department and the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the appointment (subject to stockholder ratification), compensation and retention of the independent registered public accounting firm. The Audit Committee also oversees the Company’s processes to manage business and financial risk, and compliance with significant applicable legal and regulatory requirements, and oversees the Company’s ethics and compliance programs. The Audit Committee is currently composed of Mr. Tomlinson (Chairperson), Mr. Chenevich, Ms. Cote and Mr. Moore. Each member of the Audit Committee meets the independence criteria of The NASDAQ Stock Market and the SEC. Each Audit Committee member meets The NASDAQ Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The NASDAQ Stock Market. The Audit Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Audit Committee met five times during fiscal 2015.

Audit Committee Financial Expert
Our Board has determined that Mr. Chenevich, Ms. Cote, Mr. Moore and Mr. Tomlinson are “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Chenevich, Ms. Cote, Mr. Moore and Mr. Tomlinson meet the independence requirements for audit committee members as defined in the applicable listing standards of The NASDAQ Stock Market.

Report of the Audit Committee
The Audit Committee is composed of four directors who meet the independence and experience requirements of The NASDAQ Stock Market Rules. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of VeriSign, Inc. (“Verisign”). The members of the Audit Committee are Messrs. Tomlinson (Chairperson), Moore and Chenevich, and Ms. Cote. The Audit Committee met five times during fiscal 2015.
Management is responsible for the preparation, presentation and integrity of Verisign’s financial statements, accounting and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations (the “Internal Controls”). The independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of Verisign’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon.
The Audit Committee is responsible for oversight of Verisign’s financial, accounting and reporting processes and its compliance with significant applicable legal and regulatory requirements. The Audit Committee is also responsible for the appointment, compensation and oversight of Verisign’s independent registered public accounting firm, including (i) evaluating the independent registered public accounting firm’s qualifications and performance, (ii) reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, (vi) reviewing with management and the independent registered public accounting firm the adequacy of Verisign’s Internal Controls, and (vii) reviewing Verisign’s critical accounting policies, the application of accounting principles and conduct of the audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm.
To ensure the independence of Verisign’s independent registered public accountant, we follow the applicable laws, rules and regulations regarding the rotation of audit partners, including Rule 2-01 of Regulation S-X.
During fiscal 2015, the Audit Committee met privately with KPMG to discuss the results of the audit, evaluations by the independent registered public accounting firm of Verisign’s Internal Controls and quality of Verisign’s financial reporting. In addition, during its regularly scheduled meetings, the Audit Committee met privately with each of Verisign’s Chief Financial Officer, General Counsel and Compliance Officer and Vice President of Internal Audit to discuss various legal, accounting, auditing and internal control matters.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2015 with management. This review included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that Verisign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with KPMG.
The Audit Committee has discussed with KPMG the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG their independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.
This report is submitted by the Audit Committee

Timothy Tomlinson (Chairperson)	Kathleen A. Cote

William L. Chenevich	Roger H. Moore

Compensation Committee
The Board has established a Compensation Committee to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s employees, including directors and executive officers, to administer the Company’s equity incentive plans, and to produce an annual report on executive compensation for use in the Company’s proxy statement. The Compensation Committee is also responsible for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company’s equity incentive plans for employees. The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Compensation Committee is currently composed of Mr. Simpson (Chairperson), Ms. Gorelick, and Mr. Tomlinson, each of whom is an “independent director” under the rules of The NASDAQ Stock Market for compensation committee members, a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met five times during fiscal 2015. For further information regarding the role of compensation consultants and management in setting executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Communicating with the Board
Any stockholder who desires to contact the Board may do so electronically by sending an e-mail to the following address: bod@verisign.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, Attention: Secretary. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Code of Ethics
We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and other senior accounting officers. This code of ethics, titled “Code of Ethics for the Chief Executive Officer and Senior Financial Officers,” is posted on our website under “Ethics and Business Conduct” at https://investor.verisign.com/corporate-governance.cfm along with the “Verisign Code of Conduct” that applies to all officers and employees, including the aforementioned officers.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” or, to the extent also applicable to the principal executive officer, principal financial officer, or other senior accounting officers, the “Verisign Code of Conduct—2012” by posting such information on our website, on the Web page found by clicking through to “Ethics and Business Conduct” as specified above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016, except as otherwise indicated, by:

•	each current stockholder who is known to own beneficially more than 5% of our common stock;

•	each current director;

•	each of the Named Executive Officers (see “Executive Compensation—Summary Compensation Table” elsewhere in this Proxy Statement); and

•	all current directors and executive officers as a group.
The percentage ownership is based on 108,879,250 shares of common stock outstanding at March 31, 2016. Shares of common stock that are covered by RSUs vesting within 60 days of March 31, 2016, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such RSUs but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Greater Than 5% Stockholders

T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	18,002,288	16.53%

Capital World Investors(3) 333 South Hope Street Los Angeles, CA 90071	15,462,044	14.20%

Warren Buffett(4) Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, NE 68131	12,985,000	11.93%

The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	8,247,543	7.57%

BlackRock, Inc. (6) 55 East 52nd Street New York, NY 10022	6,433,266	5.91%

New Perspective Fund(7) 333 South Hope Street Los Angeles, CA 90071	5,733,444	5.27%

Directors and Named Executive Officers
D. James Bidzos	522,081	*
William L. Chenevich	30,034	*
Kathleen A. Cote	39,332	*
Thomas F. Frist III	1,665	*
Jamie S. Gorelick	6,762	*
Roger H. Moore	29,991	*
Louis A. Simpson(8)	207,661	*
Timothy Tomlinson(9)	16,477	*
Todd B. Strubbe(10)	29,135	*
George E. Kilguss, III(11)	77,964	*
Thomas C. Indelicarto(12)	13,773	*
All current directors and executive officers as a group (11 persons)(13)	1,004,875	*

*	Less than 1% of Verisign’s outstanding common stock.

(1)
The percentages are calculated using 108,879,250 outstanding shares of the Company’s common stock on March 31, 2016 as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information for each person also includes shares subject to options exercisable, or RSUs vesting, within 60 days of March 31, 2016, as applicable.

(2)
Based on Schedule 13G/A filed on February 11, 2016 with the SEC by T. Rowe Price Associates, Inc. with respect to beneficial ownership of 18,002,288 shares. T. Rowe Price Associates, Inc. has sole voting power over 5,169,371 of these shares and sole dispositive power over 18,002,288 of these shares.

(3)
Based on Schedule 13G/A filed on February 16, 2016 with the SEC by Capital World Investors, with respect to beneficial ownership of 15,462,044 shares. Capital World Investors has sole voting power over 15,462,044 of these shares and sole dispositive power over 15,462,044 of these shares.

(4)
Based on Schedule 13G filed on August 4, 2014 with the SEC by Berkshire Hathaway, Inc., with respect to beneficial ownership of 12,985,000 shares. Berkshire Hathaway, Inc., is a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 12,985,000 of these shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway.

(5)
Based on Schedule 13G/A filed on February 11, 2016 with the SEC by The Vanguard Group with respect to beneficial ownership of 8,247,543 shares. The Vanguard Group has sole voting power over 182,666 of these shares, sole dispositive power over 8,046,209 of these shares, shared voting power over 10,300 of these shares and shared dispositive power over 201,334 of these shares.

(6)
Based on Schedule 13G/A filed on February 10, 2016 with the SEC by BlackRock, Inc. with respect to beneficial ownership of 6,433,266 shares. BlackRock has sole voting power over 5,532,939 of these shares and sole dispositive power over 6,433,266 of these shares.

(7)
Based on Schedule 13G filed on February 16, 2016 with the SEC by New Perspective Fund with respect to beneficial ownership of 5,733,444 shares. New Perspective Fund has sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 0 shares, and shared dispositive power over 0 shares. New Perspective Fund is advised by Capital Research and Management Company which manages equity assets through three divisions, Capital Research Global Investors, Capital World Investors, and Capital International Investors, each of which generally function separately from each other and make investment decisions on a separate basis.

(8)	Includes 207,661 shares held by the Louis A. Simpson Living Trust, under which Mr. Simpson is the trustee.

(9)	Includes 16,477 shares held indirectly by the Tomlinson Family Trust, under which Mr. Tomlinson and his spouse are co-trustees.

(10)	Includes 19,477 RSUs vesting within 60 days of March 31, 2016 held directly by Mr. Strubbe.

(11)	Includes 4,914 RSUs vesting within 60 days of March 31, 2016 held directly by Mr. Kilguss.

(12)	Includes 250 RSUs vesting within 60 days of March 31, 2016 held directly by Mr. Indelicarto.

(13)	Includes the shares described in footnotes (8)-(12).

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of Verisign’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock.
Based solely on a review of the reports we filed on behalf of our directors and executive officers, or written representations from reporting persons that all reportable transactions were reported, the Company believes that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with for fiscal 2015.

PROPOSAL NO. 2
TO APPROVE, ON A NON-BINDING ADVISORY BASIS, VERISIGN’S EXECUTIVE COMPENSATION
Under Schedule 14A of the Exchange Act and the corresponding SEC rules, Verisign is seeking an advisory stockholder vote with respect to compensation awarded to our Named Executive Officers for 2015 as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. The stockholder vote on executive compensation is advisory only, and the result of the vote is not binding upon the Company or its Board. Although the resolution is non-binding, the Board and the Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions. On May 26, 2011, the majority of the Company’s stockholders voted in favor of an annual non-binding stockholder advisory vote on executive compensation and, in consideration of the outcome of the frequency vote, the Board determined to hold such advisory vote each year. Following the Meeting, the next such non-binding advisory vote to approve Verisign’s executive compensation is scheduled to occur at the 2017 Annual Meeting of Stockholders.
Verisign’s executive compensation program and compensation paid to the Named Executive Officers are described elsewhere in this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program: to provide competitive overall pay relative to peers, taking into account company and individual performance, to effectively tie pay to performance, and to align the Named Executive Officers’ interests with stockholders.
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior fiscal year’s annual compensation to the Named Executive Officers. You may vote for or against the following resolution, or you may abstain. This vote is advisory and non-binding.
Resolved, that the stockholders approve the compensation of VeriSign, Inc.’s Named Executive Officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis section, the compensation tables and related material included in this Proxy Statement.
The Board Recommends a Vote “FOR” the foregoing resolution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides comprehensive information about our executive compensation program for our fiscal 2015 Named Executive Officers (“NEOs”), who are listed below, and provides context for the decisions underlying the compensation reported in the executive compensation tables in the Proxy Statement. Our NEOs are:

•	D. James Bidzos, Executive Chairman, President and Chief Executive Officer (“CEO”);

•	Todd B. Strubbe, Executive Vice President, Chief Operating Officer (“COO”) (Mr. Strubbe joined the Company on April 20, 2015);

•	George E. Kilguss, III, Senior Vice President and Chief Financial Officer (“CFO”); and

•	Thomas C. Indelicarto, Senior Vice President, General Counsel and Secretary.
Messrs. Kilguss and Indelicarto were promoted to Executive Vice President on February 17, 2016.
In the sections below, we will describe the material elements of our executive compensation program for 2015, including how we set compensation and tied pay to performance. We refer to our NEOs and senior vice presidents, collectively as our “senior officers.”
Executive Summary

In 2015, our focus remained on the alignment of pay and performance. The following table provides highlights of our 2015 compensation program:

Item	Action	Description/Rationale

Annual base salary increases	Salary increases were provided to Messrs. Kilguss and Indelicarto.	Salary adjustments were made to better align salaries with the market.

Annual incentive bonus	Funded bonus pool at 117% of target.
The pre-established formula for determining the size of the bonus pool yielded funding equal to 117% of target based on achievement levels of the plan’s financial targets for revenue and non-GAAP operating margin.

Long-term incentive compensation
Granted annual equity awards comprised of 50% time-vesting Restricted Stock Units (“RSUs”) and 50% performance-based RSUs. The equity awards for the CEO are comprised of 42% time-vesting RSUs and 58% performance-based RSUs.

Awards provided immediate retentive value, tied long-term incentive compensation to Company performance, and created strong alignment with stockholder value creation.

Stock retention policy
Left ownership guidelines unchanged:
• 6x base salary for CEO;
• 2x base salary for SVP/EVP levels.
• 5x annual retainer for Directors

These guidelines remain in place until six months after separation of service from the company.
Guidelines continue to ensure alignment of our Directors, CEO’s, Executive Vice Presidents’ and Senior Vice Presidents’ interests with the interests of stockholders.

Peer group
Conducted a comprehensive review of companies to be included in our peer group. Our selection criteria included industry, financial size (revenue, operating income and market capitalization), inclusion in the S&P 500, consistent profitability, cash flow, and return of capital to shareholders.
Changes in peer group were designed to ensure our peer group reflects the market in which we compete for talent and includes companies similar to us in industry, size and complexity.

Key features of our current compensation programs include:

•	A majority of our senior officers’ compensation is performance based

•	Our senior officers do not have employment contracts

•	Our senior officers’ change in control agreements contain a double trigger and do not allow for tax gross-ups

•	We do not have special pension plans, special retirement plans or other significant perquisites for senior officers

•	Our senior officers participate in the same benefit programs as all employees

•	Our Board has established a compensation recoupment policy applicable to our NEOs in the event of a restatement of the Company’s financial statements

•	We have stock ownership requirements applicable to our senior officers and directors

•	Our securities trading policy prohibits any employee or director from hedging or pledging our stock

•	The Compensation Committee has retained an independent compensation consultant
Results of Shareholder Advisory Votes on Executive Compensation: When the Compensation Committee set compensation amounts for 2016, it took into account the results of the stockholder advisory vote on executive compensation that took place in May 2015. Although the vote was advisory and not binding, our stockholders indicated strong support of our executive compensation program for our NEOs as disclosed in the 2015 Proxy Statement (97,555,092 votes were in favor, 95,264 abstained and 1,926,883 voted against, with 6,975,346 broker non-votes). Over 99% of the votes cast and approximately 85% of the shares entitled to vote (the number of shares entitled to vote as of the record date was 116,428,984) were in favor of our NEO compensation program. As such, we did not make any material changes to our 2015 executive compensation program from 2014.
Compensation Philosophy and Objectives
Verisign’s reputation as an industry leader in the secure and reliable operation of critical Internet infrastructure is built on the executive talent we are able to attract and retain. Our executive compensation program is designed to ensure we have the talent we need to maintain our current high performance standards and grow our business for the future. Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long-term performance goals, which in turn will create value for our stockholders.
Our executive compensation program is designed with the following objectives in mind:

Objective	Program Design Element

Attract and retain talented executives
• Provide a competitive level of total direct compensation (base salary, bonus and long-term incentive).

• Provide a portion of executive compensation in the form of time-vesting RSUs that have retentive value as they vest over a multi-year period.

Tie a significant portion of executives’ compensation to achievement of the Company’s performance objectives
• Provide a compensation program that is weighted in favor of annual and long-term incentives and includes performance-based RSUs with performance objectives that are tied to stockholder value creation and other financial and strategic goals.

Recognize and reward individual performance
• Provide awards, under the annual incentive program, based on Company performance that may be modified up or down based on individual performance to closely align executives’ personal accomplishments with their compensation.

Objective	Program Design Element
Align the interests of our executives with our stockholders
• Provide a significant portion of compensation tied to the long term value of our stock. This design element includes:

Annual equity grants that vest over a multi-year period and are comprised of 50% time-vesting RSUs and 50% performance-based RSUs. The annual equity grants for the CEO are more heavily weighted to performance-based RSUs (42% time-vesting RSUs and 58% performance-based RSUs).

Time-vesting RSUs that vest over a four-year period.

Basing the value of performance-based RSUs on the Company’s performance over a three-year period.

Requiring executives to meet stock ownership guidelines and retain their required ownership until six months after termination of employment.

Pay and Performance Relationship: Attracting and retaining the level of executive talent we need to be successful is a key objective of our executive compensation program. However, it is equally important that our executives are motivated and rewarded to achieve objectives that provide long-term benefits to our stockholders. We have designed our executive compensation program so that a significant amount of our NEOs’ compensation is performance-based to ensure the actual compensation paid to our executives is appropriately aligned with our Company’s performance and stockholders’ long-term interests. The charts below illustrate our emphasis on performance-based compensation.
1Performance-Based Compensation = Annual incentive bonus and long-term incentive (“LTI”), valued as of the date of the grant.

Note for purposes of the NEOs Excluding CEO Pay Mix at Target chart, the annual base salary and annual target bonus for Mr. Strubbe (hired on April 20, 2015) was not prorated and LTI consists of all equity grants received throughout 2015. If Mr. Strubbe were to be excluded, the Pay Mix would be 14.4% (Base Salary), 9.4% (Target Bonus), and 76.2% (LTI Grant Value).

Our Process for Setting Compensation
Role of the Compensation Committee:    The Compensation Committee oversees our compensation and benefit programs and sets the policies that govern compensation of our senior officers, including NEOs, and other employees. As part of its role in approving senior officers’ compensation, the Compensation Committee annually:

•	Reviews and makes changes as appropriate to the peer group used to benchmark competitive compensation levels for our senior officers;

•	Reviews the report from its compensation consultant describing the relationship of the Company’s compensation philosophy and amounts to its peer group and its industry;

•	Reviews and approves design elements of senior officer compensation for market competitiveness and alignment with Company performance;

•	Sets performance goals for our annual and long-term incentive compensation programs;

•
Reviews the Board’s assessment of the individual performance of the CEO achieved during the fiscal year and determines any adjustments to the CEO’s base salary, annual incentive and equity awards based on this assessment; and

•
Reviews the CEO’s assessment of individual performance of each senior officer in conjunction with performance achieved during the fiscal year and approves any adjustments to base salary, annual incentive and equity awards based on this assessment.

Role of Management:    The CEO annually reviews the performance of each senior officer, other than the CEO (whose performance is reviewed by the Board), and makes recommendations to the Compensation Committee for base salary adjustments, annual incentive and equity awards based on this assessment.
Role of External Compensation Consultant:    The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultant to assist it in evaluating and analyzing the Company’s executive compensation program and principles. FW Cook also reviews compensation design recommendations by the Company’s management and provides recommendations to the Compensation Committee for any changes to the CEO’s compensation. FW Cook provides the following services to the Compensation Committee:

•
Analyzes the senior officers’ annual compensation based on comparisons to the Company’s peer group, including comparing target and actual total compensation and advises the Compensation Committee on the appropriateness of management’s recommendations for any changes to the senior officers’ compensation;

•	Reviews the Company’s peer group annually and provides recommendations for changes as appropriate;

•	Advises the Compensation Committee on best practices related to governance and design of executive compensation programs;

•	Reviews the Company’s equity compensation philosophy and incentive design;

•	Reviews the risk assessment of company incentive plans and arrangements;

•	Reviews the draft CD&A; and

•	Reviews non-employee director compensation.
At its meeting in October 2015, the Compensation Committee reviewed FW Cook’s performance, and in December 2015, the Committee assessed FW Cook’s independence against the six independence factors set forth in the NASDAQ rules. FW Cook provided the Committee with a written statement addressing the six independence factors and presented information which addressed all factors. Upon review of FW Cook’s responses, the Committee determined that FW Cook was independent and engaged FW Cook for fiscal year 2016. FW Cook performs no other services for the Company and the Committee believes its services for the Committee do not raise any conflicts of interest.
Competitive Market Assessment:    Each year, we assess the competitiveness of our senior officers’ (including our NEOs’) base salary, annual incentive bonus targets and long-term incentive compensation targets (element by element and in aggregate) by comparing our program to a peer group of publicly-traded high technology companies that we view as our competitors for executive talent. We examine the compensation data of our peer group and also review broader publicly-available survey data for high technology companies that are comparable to us in annual revenues.
The Compensation Committee carefully considers our peer group and survey data when determining total compensation for its NEOs. The Compensation Committee also considers a senior officer’s individual performance, future potential, and scope of responsibilities and experience when approving compensation.
Each year, the Compensation Committee reviews the peer group with the assistance of its independent consultant and makes changes as appropriate in order to ensure it continues to appropriately reflect the competitive market for executive talent. As part of its annual review in April of 2015, the Compensation Committee identified several additional companies to add to our peer group for 2015 to establish a broader set of peer companies.
For 2015, we expanded our peer selection criteria to include companies more closely aligned in strategic focus as well as financial size and industry.  The criteria used to evaluate potential peers were based on financial size (revenue, operating income, and market capitalization), free cash flow yield, EBITDA growth, use of dividends or buybacks, inclusion in the S&P 500 and industry.  Similar to Verisign, the resulting peer group includes companies that exhibit high free cash flow on a per share basis, return excess capital to shareholders, are focused on driving continuous profitable growth and have longevity within their business.
For 2015 our peer group was:

*Alliance Data Systems	Nuance Communications
Akamai Technologies	*Paychex
ANSYS	Rackspace Hosting
Autodesk	Red Hat
Citrix Systems	*Roper Technologies
Equinix	Rovi
*F5 Networks	Solera Holdings
Factset Research Systems	*Teradata
*Fiserv	*Total System Services
*Intuit
*addition to peer group as of April 2015

The chart below illustrates Verisign’s revenue, operating income and market capitalization percentile as compared to its 2015 peer group as of December 31, 2015 with revenue reflecting the most recently reported four quarters.
Note: The data source is Standard & Poor’s Capital IQ

Elements of Our Executive Compensation Program
Our executive compensation program is made up of three main elements: base salary, annual incentive bonus, and long-term incentive compensation. The chart below shows our objectives for each element of compensation and what factors we use to determine actual awards. For each element of compensation, we review the 50th percentile of our peer group and relevant survey data to determine award levels.

Element	Objective	Factors Used to Determine Awards

Base Salary	Provide a guaranteed level of annual income in order to attract and retain our executive talent.	• Job responsibilities • Experience • Individual contributions • Future potential • Internal pay equity • Effect on other elements of compensation

Annual Incentive Bonus	Provide a target reward for achieving financial and strategic operational goals, and a greater than target award for exceeding goals.	• Company performance measures • Individual performance

Long-Term Incentive Compensation	Provide a reward that incentivizes executives to manage Verisign from the perspective of a stockholder. Also, to retain our executive talent.	• Job responsibilities • Individual contributions • Future potential • Value of vested and unvested outstanding equity awards • Internal pay equity

Base Salary:    For 2015, the Compensation Committee reviewed competitive benchmark data provided by FW Cook and recommendations from our CEO regarding each senior officer’s individual performance. Based on that review, adjustments were made to NEOs’ salaries as summarized in the chart below. The base salary for each of our NEOs was at or below the 50th percentile of our peer group.

Name	Position	2014 Base Salary	2015 Base Salary	Rationale for Adjustment
D. James Bidzos	Executive Chairman, President and CEO	$750,000	$750,000	Mr. Bidzos’ salary was not increased and has not been since he assumed the CEO role in August 2011.

Todd B. Strubbe	Executive Vice President, COO	-	$550,000	Mr. Strubbe was hired April 20, 2015

George E. Kilguss, III	Senior Vice President and CFO	$410,000	$425,000	Mr. Kilguss’ base salary was increased by 3.7% in February of 2015 to better align with peer group market data

Thomas C. Indelicarto	Senior Vice President, General Counsel and Secretary	$330,000	$350,000	Mr. Indelicarto’s base salary was increased by 6% in February of 2015 to better align with peer group market data
Annual Incentive Bonus:    We provide annual cash bonuses to our employees, including our NEOs, under the Verisign Performance Plan (“VPP”). These bonuses are based on the Company’s achievement of pre-established financial goals, as well as individual performance.
We determine the target annual incentive opportunity for each of our NEOs based on a comparison to our peer group and information obtained from relevant survey data. Each of the target bonuses for our NEOs was at or below the 50th percentile of our peer group. For 2015, the Compensation Committee approved the following bonus targets as a percent of base salary for our NEOs:

NEOs	2015 Bonus Target as a % of Base Salary
CEO	100%
COO	80%
CFO	70%
Senior Vice Presidents	60%
Messrs. Kilguss and Indelicarto were promoted to Executive Vice President on February 17, 2016 with a new target bonus level of 75% for 2016.
The Compensation Committee approves actual annual incentive award payments for our senior officers, including NEOs, taking into account the Company’s performance. The Company’s performance determines the initial level of funding for the annual incentive bonus pool. The Compensation Committee then considers, and approves as appropriate, management’s recommendation for modifying any individual awards above or below the level of funding based on an assessment of individual performance, subject to the maximum individual bonus payments described below for NEOs under Tax Treatment of Executive Compensation.
The Company’s performance goals for the fiscal 2015 VPP were approved by the Compensation Committee in December 2014 and were based on two financial measures: Revenue and non-GAAP operating margin, both weighted equally at 50%.
For purposes of determining the bonus pool, we calculate the non-GAAP operating margin by taking the consolidated non-GAAP operating income as a percentage of revenue. We determine the consolidated non-GAAP operating income by excluding stock-based compensation from the Company’s consolidated operating income. We use this non-GAAP performance measure because we believe it presents a clearer picture of the performance of the Company’s core operations than the corresponding GAAP performance measures.
A description of the performance measures and funding established for each of the goals pertaining to the 2015 VPP are set forth below:

•
Revenue: Weighted at 50% of the total bonus pool, this component would be funded when the actual results met a threshold level of achievement greater than 97% of the established target of $1,050.0 million. Revenue achievement between 97% and 100% of target would result in funding from 0% to 100% with respect to this goal; revenue achievement between 100% and 103.8% of target would result in funding from 100% to 200% with respect to this goal.

•
Non-GAAP operating margin: Weighted at 50% of the total bonus pool, this component would be funded when the actual results met a threshold level of achievement greater than 97% of the established target of 61.3%. Non-GAAP operating margin achievement between 97% and 100% of target would result in funding from 0% to 100% with respect to this goal; non-GAAP operating margin achievement between 100% and 104.4% of target would result in funding from 100% to 200% with respect to this goal

The chart below illustrates how each goal component and its respective performance achievement resulted in a final funding multiplier rounded to 117% of total target bonus pool for the VPP bonus plan.

Goal	Target	Actual	Actual as % of Target	Achievement	Weighting	Funding Multiplier
Revenue	$1,050.0	$1,059.4	100.9%	123.5%	50%	61.7%
Non – GAAP operating margin	61.3%	61.6%	100.4%	109.9%	50%	54.9%
Total						116.6%
In order to establish actual award amounts under the VPP bonus plan, the Compensation Committee also reviewed the CEO’s assessment of individual performance of the NEOs and considered the Board’s assessment of the CEO’s individual performance. The chart below indicates the Compensation Committee’s approved annual incentive bonus award for each NEO under the 2015 VPP bonus plan.

				2015 Actual Bonus Payment
Name	Position	2015 Base Salary	Bonus Target as a % of Base Salary	Funding Multiplier as a % of Target	Actual Payout as a % of Target	Actual Payout Amount	Actual Payout as a % of Base Salary	Notes
D. James Bidzos	Executive Chairman, President and CEO	$750,000	100%	117%	117.0%	$877,500	117.0%	Mr. Bidzos’ bonus payment was made at the funding multiplier level of 117% of his target bonus. No further adjustment was made.

Todd B. Strubbe	Executive Vice President, COO	$550,000	80%	117%	79.6%	$350,000	63.6%	Mr. Strubbe’s bonus payment was made at 79.6% of his target bonus due to proration based on his hire date of April 20, 2015.

George E. Kilguss, III	Senior Vice President and CFO	$425,000	70%	117%	117.6%	$350,000	82.4%	Mr. Kilguss’ bonus payout amount was rounded, resulting in a payout of 117.6%.

Thomas C. Indelicarto	Senior Vice President, General Counsel and Secretary	$350,000	60%	117%	142.9%	$300,000	85.7%	Mr. Indelicarto’s bonus payout was made at 142.9% of his target. The adjustment over the funding multiplier was made due to performance and contributions.

Long-Term Incentive Compensation:    Equity-based grants are a key element of our total compensation program. Consistent with our compensation philosophy, we believe it is important that these awards have a performance component and that they are aligned with total shareholder return. The target award amounts are based on several factors including competitiveness as determined by our peer group and relevant survey data provided by FW Cook, job responsibilities, individual contributions, and future potential of the executive. The target award amounts for our NEOs generally approximate the 50th percentile of our peer group.
In 2015, the Compensation Committee granted long-term equity compensation to our senior officers consisting of 50% performance-based RSUs and 50% time-vesting RSUs. The CEO received long-term equity compensation consisting of 58% performance-based RSUs and 42% time-vesting RSUs. The time-vesting RSUs provide strong retentive value for our executive talent as they vest ratably over four years, subject to continued employment. They are also linked to increases in stockholder value creation as their value goes up or down with the Company’s stock price. The performance-based RSUs are linked to long-term Company financial performance as well as increases in stockholder value.
The metrics associated with the 2015 performance-based RSUs consist of two financial measures - compound annual growth rate (“CAGR”) of operating income per share growth and Total Shareholder Return (“TSR”) of Verisign stock compared to the TSR of the S&P 500 index. The number of RSUs earned may range from 0 to 200% of the target award based on CAGR of operating income per share growth for the relevant performance period, but no more than 100% of target may be earned unless the TSR of Verisign stock equals or outperforms the TSR of the S&P 500 index for the period January 1, 2015 through December 31, 2017. We believe that the performance metrics coincide with shareholder interests, create a long-term performance focus and complement the performance metrics in the Company’s short term annual incentive plan. The vesting of the 2015 performance-based RSUs at the end of a three-year performance period provides a strong retention incentive.
The chart below illustrates the vesting schedule for the 2015 equity grant.

	2016	2017	2018	2019
Grant of Time-Vesting RSUs 50% of LTI Grant (1)	25% vested on February 10, 2016	25% vesting on February 10, 2017	25% vesting on February 10, 2018	25% vesting on February 10, 2019
Grant of Performance-Based RSUs 50% of LTI Grant (1)	N/A	N/A	Number of RSUs earned based on performance achievement during 2015-2017 determined in February 2018(2)	N/A

(1)	Except for the CEO, whose grant of time-vesting RSUs was 42% of LTI Grant and performance-based RSUs was 58% of LTI grant.

(2)
Vesting will be on the later of the date the achievement of the performance goal is certified and the date the Company receives an unqualified signed opinion of the Company’s financial statements from its independent registered public accounting firm.

Equity awards for NEOs were granted on February 10, 2015 at the regularly scheduled Compensation Committee meeting. The Compensation Committee approved the total value granted to individual executives (time-vesting and performance-based) based on the factors discussed herein. The actual number of RSUs was a function of the closing stock price on February 10, 2015.

The chart below shows the number of RSUs granted to each NEO in February 2015:

		2015 Annual Equity Grants
Name	Position	Total Market Value of Equity Grant	FMV at Grant per RSU	Time- Vesting RSUs granted (1)	Performance- Based RSUs granted (2)	Notes
D. James Bidzos	Executive Chairman, President and CEO	$5,999,968	$60.88	41,064	57,490	Mr. Bidzos’ equity grant was positioned near the 50th percentile for CEOs in our peer group.
Todd B. Strubbe	Executive Vice President, Chief Operating Officer	$6,559,970	$66.49	77,906	20,755	Mr. Strubbe was hired on April 20, 2015 and received a new hire equity award package. (3)
George E. Kilguss, III	Senior Vice President and CFO	$1,999,908	$60.88	16,425	16,425
Mr. Kilguss’ equity award value was determined taking into account alignment with market LTI values of our peer group, in addition to individual factors such as job responsibilities, experience, individual contributions, future potential, and internal equity.

Thomas C. Indelicarto	Senior Vice President, General Counsel and Secretary	$1,099,980	$60.88	9,034	9,034
Mr. Indelicarto’s equity award was determined taking into account alignment with market LTI values in our peer group, in addition to individual factors such as job responsibilities, experience, individual contributions, future potential, and internal equity.

(1)	25% vested on February 10, 2016, and the remainder vests 25% at each annual anniversary of the grant date.

(2)
Vesting of shares for the 2015 performance-based RSUs granted is based on meeting a CAGR of the operating income per share target for the three-year period (January 1, 2015 to December 31, 2017). Performance-based RSUs earned for CAGR of operating income per share above target are subject to the TSR of Verisign stock equaling or outperforming the TSR of the S&P 500 Index for the period January 1, 2015 to December 31, 2017. Total market value of the grant in the table above is calculated based on FMV per RSU on the date of grant. Vesting occurs on the later of the date when the performance goal is certified by the Committee and the date the Company receives an unqualified signed opinion of the Company’s financial statements from its independent registered public accounting firm.

(3)
Mr. Strubbe received three new hire grants including: i) a time vested RSU grant valued at $3,799,970 based on the fair market value per RSU of $66.49 on April 20, 2015 with the first tranche vesting 25% on June 30, 2015 and the next three tranches vesting 25% on each annual anniversary date of the grant date; ii) a time vested RSU grant valued at $1,380,000 based on the fair market value per RSU of $66.49 on April 20, 2015, which vests 25% on the first anniversary of the grant date and 25% on each annual anniversary of the grant date, and iii) a performance-based RSU grant valued at $1,380,000 based on the fair market value per RSU of $66.49 on April 20, 2015, with performance based on the same criteria as outlined in the footnote above.

At its meeting on October 20, 2015, the Compensation Committee granted special equity awards for certain of its senior officers. The Committee approved one-time stock awards for Messrs. Bidzos, Kilguss and Indelicarto valued at approximately $5,000,000, $1,000,000 and $1,000,000, respectively. The one-time stock awards were evenly split between time-vested RSUs and performance-based RSUs.  The time-vested RSUs were granted on October 20, 2015 and the PSUs were granted on January 4, 2016, in order to align the awards with the performance period of the PSUs. The PSUs are based on TSR achievement over a four-year performance period. The time-vested RSUs vest over four years with 25% vesting on the one year anniversary of the award and quarterly (6.25% per quarter) thereafter for the remaining three years. This one-time stock award was in recognition of each executive’s performance and value to the Company and was designed to serve as a retentive tool.
The chart below shows the number of RSUs granted to each NEO in October 2015:

2015 Special Equity Grants
Name	Position	Total Market Value of Equity Grant	FMV at Grant per RSU	Time- Vesting RSUs granted
D. James Bidzos	Executive Chairman, President and CEO	$2,499,933	$75.79	32,985
Todd B. Strubbe (1)	Executive Vice President, Chief Operating Officer	-	-	-
George E. Kilguss, III	Senior Vice President and CFO	$499,987	$75.79	6,597
Thomas C. Indelicarto	Senior Vice President, General Counsel and Secretary	$499,987	$75.79	6,597

(1)	Mr. Strubbe was appointed Executive Vice President, COO on April 20, 2015 and did not receive the 2015 Special Equity Grant.

2016 Long-Term Incentive Program
At its meeting on December 10, 2015, the Committee approved the 2016 Equity Program for its senior officers. The program includes a mix of time-vesting RSUs and performance-based RSUs. Performance measures and goals associated with the performance-based RSUs include CAGR of the operating income per share growth and TSR of Verisign stock equaling or outperforming the TSR of the S&P 500 Index over the three-year period ending December 31, 2018.
Achievement of Performance Awards Granted in 2013
In February 2013, the Committee granted performance-based RSUs with two performance periods. The first performance period was for the two year period ended December 31, 2014, the results of which have been previously reported. The second performance period was for the three-year period ended December 31, 2015. In February 2016, the Committee confirmed the extent of achievement of the performance goal results for the second performance period, January 1, 2013 to December 31, 2015, associated with these performance-based RSUs. The performance goals were based on average annualized EPS growth over the three-year period ended December 31, 2015, with above target potential subject to TSR of Verisign stock outperforming the TSR of the S&P 500 Index for the relevant performance periods. The Committee noted that in 2013 the Company recognized an income tax benefit of $375.3 million from a worthless stock deduction, offset by $167.1 million income tax expense related to repatriation of foreign earnings, both of which, if excluded, would have resulted in annualized EPS growth of 13.9% over the three-year period, an amount still in excess of 12%, the level associated with the maximum payout level. The TSR of Verisign stock of 141.29% was greater than the index return of 53.52%. This resulted in performance at the maximum achievement level of 200% for this three-year performance period.
The chart below shows the number of performance-based RSUs that were earned in 2015 based on achievement of the performance metrics tied to the second performance period of the 2013 performance-based grant.

2013 RSUs Earned Based on January 1, 2013 – December 31, 2015 Performance
Name	Position	Total Performance- Based RSUs Granted in 2013	Shares Subject to Vest in Second Performance Period (50% of Granted Amount)	Goal Achievement	Performance Based RSUs Earned and Vested in February 2015
D. James Bidzos	Executive Chairman, President and CEO	78,159	39,080	200%	78,159
Todd B. Strubbe(1)	Executive Vice President, COO	-	-	-	-
George E. Kilguss, III	Senior Vice President and CFO	18,981	9,491	200%	18,981
Thomas C. Indelicarto(2)	Senior Vice President, General Counsel and Secretary	-	-	-	-

(1)	Mr. Strubbe was appointed Executive Vice President, COO on April 20, 2015 and therefore was not eligible for the 2013 Performance Grant.

(2)	Mr. Indelicarto was appointed Senior Vice President, General Counsel and Secretary effective November 14, 2014 and therefore was not eligible for the 2013 Performance Grant.

CEO Compensation
Our philosophy is that our CEO should be primarily compensated in the form of performance-based compensation. We place the greatest emphasis on the annual and long-term incentive compensation elements when determining appropriate compensation levels, and especially emphasize equity compensation. We believe that it is important that our CEO make decisions that are in the best interests of our stockholders, and we reinforce that philosophy through our executive compensation program.
Mr. Bidzos’ 2015 compensation was determined by the Compensation Committee as part of its annual review of executive compensation in February 2015. The components of his compensation are summarized below:

•
Mr. Bidzos’ annual base salary of $750,000 was not adjusted in 2015. Based on data provided by FW Cook for CEOs in our peer group, the Committee determined that Mr. Bidzos’ salary aligned with the market 50th percentile of our peer group and was appropriately set at its current level.

•
Mr. Bidzos’ bonus target of 100% of his base salary was not adjusted for 2015. His bonus target aligns with the market 50th percentile of bonus target data provided by FW Cook for CEOs in our peer group. In February 2016, the Committee awarded Mr. Bidzos a bonus of $877,500. The Committee determined this amount as it reflected the performance achievement as approved by the Committee for the 2015 VPP (117%), as discussed above.

•
Mr. Bidzos received an equity award for 2015 with an aggregate value of $5,999,968 consisting of 41,064 time-vested RSUs and 57,490 performance-based (at target achievement level) with a fair market value per RSU of $60.88 on the date of the grant. The value of the equity granted was positioned near the 50th percentile for CEOs in our peer group. The time-based RSUs vest at 25% per year on each anniversary of the grant date. The performance-based RSUs vest based on performance achievement between January 1, 2015 and December 31, 2017.

•
The Compensation Committee also approved a one-time special stock award for Mr. Bidzos in October 2015. This award was in recognition of his performance and value to the Company and was designed to serve as a retentive tool. The grant, valued at approximately $5,000,000, was evenly split between time-vested RSUs and performance-based RSUs.

◦
The time-vested RSUs were granted on October 20, 2015 in the amount of $2,499,933 consisting of 32,985 time-vested RSUs with a fair market value per RSU of $75.79. The time-vested RSUs vest over four years with 25% vesting on the one year anniversary of the award and quarterly (6.25% per quarter) thereafter for the remaining three years.

◦	The PSUs were granted on January 4, 2016 in order to align the awards with the performance period of the PSUs. The PSUs are based on TSR achievement over a four-year performance period.

•
Mr. Bidzos is eligible for certain payments and benefits in the event of a change-in-control, but is not otherwise eligible for any severance payments. His change-in-control agreement provides for a severance payment of two times his base salary and a bonus payment of two times target bonus plus the cash equivalent of two years of continuation of health benefits if he participates in the Company’s health plans at the date of his termination. The other terms of his change-in-control agreement are the same as other senior officers as described below.

Features of our Executive Compensation Program
Stock Retention Policy:  Our stock retention policy applies to our employees at the Senior Vice President level and above, officers who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”), and board members.
Ownership levels are set as a multiple of base salary or annual retainer and are as follows:

•	CEO: 6x Base Salary

•	Directors: 5x Annual Retainer

•	Section 16 Officers and Senior Vice Presidents, other than the CEO: 2x Base Salary
The policy also requires participants to retain 50% of their shares received from equity awards (net of taxes) until they reach their minimum ownership level and that shares at specified ownership targets must be held until six months after the participant ceases employment or board service with the Company. We believe requiring senior employees and board members to continue to retain stock after their service with the Company ceases is important to align our senior officers’ interests with the long-term interests of our stockholders. Our Stock Retention Policy can be found on our website at https://investor.verisign.com/documents.cfm.
Securities Trading Policy:  Our Securities Trading Policy prohibits employees, including our senior officers and directors, from buying or selling derivative securities related to our common stock, such as puts or calls on our common stock. We believe derivative securities diminish the alignment of incentives between our senior officers and stockholders. The Policy also prohibits employees and directors from entering into agreements or purchasing instruments designed to hedge or offset decreases in the market value of the Company’s securities. Additionally, under our Policy, our senior officers and directors may only purchase and sell our common stock during approved trading windows. These windows are related to the time of our earnings releases.
Recovery of Incentive Compensation: The Compensation Committee adopted an executive compensation recovery policy in March 2010, and amended it in 2014, that applies to annual and long-term incentive awards. The policy applies when there is an inaccurate financial statement, including statements of earnings, revenues, or gains or any other material inaccurate performance metric criterion, regardless of whether such inaccuracy was the subject of an accounting restatement. If, as a result of such inaccurate financial statement, certain senior officers received materially more incentive compensation than they would have had the correct financial statement been prepared at the time of the compensation award, the Compensation Committee shall seek recovery of this overpayment. The recovery could occur either by limiting future awards or directly seeking repayment. The Compensation Committee may determine not to seek recovery of such an overpayment if the direct costs of recovery are expected to exceed the amount of recovery. In the case of fraudulent, intentional, willful or grossly negligent misconduct by the recipient of an award, the Compensation Committee can recoup previous incentive awards paid regardless of when the awards were paid to the senior officer. If the inaccuracy is not the result of these circumstances, the Compensation Committee can only recover incentive awards paid based on the inaccuracy if they were paid in the three years prior to the determination that the financial statement was inaccurate.
Equity Award Practices:  The Compensation Committee approves all equity awards to our senior officers, the aggregate annual equity pool, employee grant guidelines, and all equity awards to all employees during the annual grant process, which generally takes place in February. For employees hired during the year that are below the Senior Vice President level, the Compensation Committee has delegated actual award determination to the Grant Committee which currently has one member, D. James Bidzos. Grant Committee awards are granted on the 15th of the month (or next scheduled trading day if the 15th is not a trading day) following approval by the Grant Committee.
Benefits:  We do not provide our senior officers with any benefits other than those provided to all of our other U.S.-based employees. All of our U.S.-based employees are eligible for medical, dental and vision insurance, life insurance, short and long-term disability, paid time off, an employee stock purchase plan, and a qualified 401(k) salary deferral plan.
Severance Agreements:  We generally do not enter into severance or employment agreements with our senior officers, nor do we provide severance or other benefits following voluntary termination. However, the Compensation Committee may determine in special circumstances that providing such severance payments and benefits is warranted in order to attract a potential executive or for other business considerations.
Change-In-Control and Retention Agreements:    We have entered into change-in-control and retention agreements with our senior officers. These agreements provide for change-in-control severance benefits and payments in the event the senior officer’s employment is terminated in connection with a change in control of the Company. They are “double trigger” agreements which means the senior officers will only be eligible for payments under the agreements if both a change-in-control of the Company occurs and the senior officer’s employment is terminated without cause (or by the senior officer for good reason) within 24 months of the change-in-control.
The Compensation Committee believes these agreements are necessary to attract and retain executive talent and to neutralize the personal interests of our executives when making decisions related to potentially beneficial corporate transactions. Each year, the Compensation Committee reviews the provisions of the change-in-control agreements with FW Cook and makes adjustments as necessary to ensure alignment of senior officers’ interests with stockholders’ interests. No changes were made to the existing agreements in 2015 as FW Cook advised the Compensation Committee that they were in line with best practices which include double trigger benefits, severance multiples less than or equal to 2x base salary and target bonus and the lack of a tax-gross up provision. Additional details about these agreements, including potential payments, may be found in the “Potential Payments Upon Termination or Change-in-Control” and “Change-in-Control Benefit Estimates as of December 31, 2015” table.
Risk Assessment:   In 2015, we performed a comprehensive assessment of our compensation policies and program design to determine whether risks arising under them would be likely to have a material adverse effect on the Company. We considered each element of our compensation programs and policies in our enterprise-wide risk assessment and determined that none of our compensation policies and programs creates a risk that is reasonably likely to have a material adverse effect on the Company.
Tax Treatment of Executive Compensation:   Section 162(m) of the Internal Revenue Code of 1986 limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with respect to its CEO and three other most highly compensated officers (excluding the CFO) serving at the end of the fiscal year as disclosed in the annual proxy statement. There are exceptions to this deduction limit if the compensation is “performance-based” under Section 162(m). The Company does not limit compensation as a result of Section 162(m) but does try to structure its executive compensation program to maximize the amount of compensation that may be deducted. While base salaries and time-vesting RSUs are subject to the deduction limitation, our performance-based awards, including annual incentive bonus and performance-based RSUs, are designed to allow for qualification as performance-based compensation under Section 162(m).
In order to try to ensure that annual incentive bonuses paid to certain senior officers are considered performance-based compensation under Section 162(m), in 2015, stockholders approved the Annual Incentive Compensation Plan (“AICP”). The AICP is the vehicle under which certain of our senior officers’ bonuses, determined as described above, are paid.
For 2015, assuming the performance goal was met, each such senior officer could be awarded a maximum bonus of 300% of his or her target bonus (but no more than $5 million), subject to the Compensation Committee’s discretion to award bonuses in lesser amounts. The Compensation Committee exercised its discretion to award bonuses in lesser amounts and primarily based the AICP payments on the funding results of the VPP annual bonus program of 117%.
The performance goal for the AICP was approved by the Compensation Committee at its February 10, 2015 meeting and provided that the Company must achieve non-GAAP operating income in excess of $50 million before a bonus could be paid. This target was achieved.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee
Louis A. Simpson (Chairperson)	Timothy Tomlinson
Jamie S. Gorelick

 Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2015 were Louis A. Simpson, Jamie S. Gorelick, Timothy Tomlinson and John D. Roach (through May 2015). All of the members of the Compensation Committee during 2015 were independent directors, and none of the members of the Compensation Committee during 2015 were employees or officers or former officers of Verisign. No executive officer of Verisign has served on the compensation committee (or other board committee performing equivalent functions, if any) or the board of directors of another entity, one of whose executive officers served as a member of the Compensation Committee of Verisign during 2015; and no executive officer of Verisign has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Board during 2015.

Summary Compensation Table
The following table sets forth certain summary information concerning the compensation received by each person who served as our principal executive officer and principal financial officer during fiscal 2015, and the other most highly compensated executive officer as of the end of fiscal 2015. We refer to these executive officers as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
D. James Bidzos	2015	752,885	8,499,901	877,500	20,421	(5)	10,150,707
Executive Chairman, President and Chief Executive Officer	2014	752,885	5,999,948	885,000	15,032	(5)	7,652,865
	2013	752,885	6,810,008	957,750	20,484	(5)(6)	8,541,127

Todd B. Strubbe	2015	372,308	6,559,970	350,000	222,764	(7)	7,505,042
Executive Vice President and Chief Operating Officer

George E. Kilguss, III	2015	424,327	2,499,895	350,000	8,807		3,283,029
Senior Vice President and Chief Financial Officer	2014	411,577	1,699,956	350,000	8,480		2,470,013
	2013	406,192	2,237,298	375,000	43,027	(8)	3,061,517

Thomas C. Indelicarto(9)	2015	348,269	1,599,966	300,000	499		2,248,734
Senior Vice President, General Counsel and Secretary	2014	275,440	829,600	140,267	515		1,245,822

(1)	Includes, where applicable, amounts electively contributed by each Named Executive Officer under our 401(k) Plan.

(2)
Amounts shown represent the aggregate grant date fair value, which is based on the closing share price on the date of the grant. Stock Awards consist of RSUs granted in 2015, 2014, and 2013, respectively. Amounts shown in “Stock Awards” include the value of awards subject to performance conditions based upon the probable outcome of the performance conditions as of the grant date of the award, excluding the effect of estimated forfeitures. Grant date fair value for performance-based RSUs included in “Stock Awards” were as follows: Mr. Bidzos, $3,499,991 (2015), $3,499,951 (2014), $3,499,960 (2013); Mr. Kilguss, $999,954 (2015), $849,978 (2014), $849,969 (2013), Mr. Strubbe, $1,380,000 (2015), and Mr. Indelicarto, $549,990 (2015). Grant date fair value for performance-based RSUs granted in 2015, 2014, and 2013 at the maximum achievement level (i.e., 200% payout) would be 163%, 153% and 171%, respectively, of the amounts for each executive, calculated using a Monte Carlo simulation model. The performance-based RSUs granted in 2013 vested in February 2015 and February 2016 at the maximum achievement level, resulting in 200% payout. The value specific to the one-time special performance-based RSUs granted in 2013 and included in “Stock Awards” were as follows: Mr. Bidzos, $810,070; and Mr. Kilguss, $537,360. Vesting of these awards was subject to achievement of the 2013 AICP performance goal. The goal was achieved, and as such, 100% of the awards were earned as of February 21, 2014.

(3)	Amounts shown are for non-equity incentive plan compensation earned during the year indicated, but paid in the following year.

(4)
Except as otherwise indicated, amounts in “All Other Compensation” for fiscal 2015, fiscal 2014, and fiscal 2013 include, where applicable, matching contributions made by the Company to the VeriSign, Inc. 401(k) Plan, Wellness Incentive payment, Life insurance and Accidental Death and Dismemberment insurance payments.

(5)	Includes $11,450 (2015), $14,204 (2014), and $17,997 (2013) in payments for a leased automobile.

(6)	Includes $1,607 in relocation payments for Mr. Bidzos.

(7)	Includes $222,284 in relocation payments for Mr. Strubbe, who was hired April 20, 2015.

(8)	Includes $34,649 in relocation payments for Mr. Kilguss.

(9)	Mr. Indelicarto was appointed Senior Vice President, General Counsel and Secretary effective November 14, 2014.

Grants of Plan-Based Awards for Fiscal 2015
The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2015 under annual and long-term plans.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2015(1)

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)(2)
D. James Bidzos	2/10/2015	0	750,000	2,250,000
	2/10/2015							41,064(3)	2,499,976
	2/10/2015				0	57,490	114,980		3,499,991
	10/20/2015							32,985(4)	2,499,933
Todd B. Strubbe	4/20/2015	0	440,000(5)	1,320,000	0
	4/20/2015							57,151(6)	3,799,970
	4/20/2015							20,755(3)	1,380,000
	4/20/2015					20,755	41,510		1,380,000
George E. Kilguss, III	2/10/2015	0	297,500	892,500
	2/10/2015							16,425(3)	999,954
	2/10/2015				0	16,425	32,850		999,954
	10/20/2015							6,597(4)	499,989
Thomas C. Indelicarto	2/10/2015	0	210,000	630,000	0
	2/10/2015							9,034(3)	549,990
	2/10/2015					9,034	18,068		549,990
	10/20/2015							6,597(4)	499,986

(1)
Named Executive Officers are eligible to receive an annual cash bonus under the annual incentive program and long-term incentive compensation under our 2006 Plan as described in “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

(2)
The Named Executive Officers were awarded performance-based RSUs to be earned based on Company performance in fiscal years 2015, 2016 and 2017 and determination to be made after the end of fiscal year 2017.

(3)	The RSU awards vest 25% of the total award on each anniversary of the date of grant until fully vested.

(4)	The RSU awards vest 25% of the total award on the first anniversary of the date of grant and then vest 6.25% of the total award each quarter thereafter, until fully vested.

(5)	Mr. Strubbe joined the Company on April 20, 2015. His actual bonus is pro-rated based on his hire date.

(6)	The RSU award vested 25% on June 30, 2015 and will vest 25% of the total award on each anniversary of the date of grant until fully vested.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The Company generally does not enter into employment agreements with its executive officers, each of whom may be terminated at any time at the discretion of the Board. The Company and Mr. Bidzos, our President and Chief Executive Officer, are parties to the CEO Amended and Restated Change-in-Control and Retention Agreement, and the Company and other of its senior vice presidents, including the Named Executive Officers, are parties to Amended and Restated Change-in-Control and Retention Agreements.
An RSU is an award covering a number of shares of Verisign common stock which are typically settled by issuance of those shares on a one-for-one basis. Any dividends paid on our common stock during the vesting period applicable to RSUs will be credited to the participant in the form of additional RSUs, the number of which will be calculated based on the market price of our common stock on the date such dividends are paid to stockholders. Any such additional RSUs shall be subject to the same terms and conditions as the underlying RSU award.
Please refer to “Compensation Discussion and Analysis” elsewhere in this Proxy Statement for more information concerning our compensation practices and policies for executive officers.

 Outstanding Equity Awards at 2015 Fiscal Year-End
The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2015 granted under the 2006 Plan.
OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
D. James Bidzos	02/21/2012	15,075(2)	1,316,952
	02/21/2012	7,407(3)	647,076
	02/26/2013	27,915(2)	2,438,654
	02/26/2013			78,159(4)	6,827,970
	02/26/2013	6,030(5)	526,781
	02/19/2014			126,718(6)	11,070,084
	02/19/2014	33,942(2)	2,965,173
	02/10/2015	41,064(2)	3,587,351
	02/10/2015			57,490(7)	5,022,326
	10/20/2015	32,985(8)	2,881,570

Todd B. Strubbe	04/20/2015	20,755(2)	1,813,157
	04/20/2015	42,863(9)	3,744,512
	04/20/2015			20,755(7)	1,813,157

George E. Kilguss, III	05/14/2012	10,000(2)	873,600
	05/14/2012	4,914(3)	429,287
	02/26/2013	9,490(2)	829,046
	02/26/2013			18,981(4)	1,658,180
	02/26/2013	4,000(5)	349,440
	02/19/2014	11,540(2)	1,008,134
	02/19/2014			30,774(6)	2,688,417
	02/10/2015	16,425(2)	1,434,888
	02/10/2015			16,425(7)	1,434,888
	10/20/2015	6,597(8)	576,314

Thomas C. Indelicarto (10)	02/21/2012	2,000(2)	174,720
	02/26/2013	3,320(2)	290,035
	04/15/2013	500(2)	43,680
	01/15/2014	750(2)	65,520
	02/19/2014	3,000(2)	262,080
	11/14/2014	6,750(2)	589,680
	02/10/2015	9,034(2)	789,210
	02/10/2015			9,034(7)	789,210
	10/20/2015	6,597(8)	576,314

(1)	The market value is calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2015, which was $87.36.

(2)	The RSU award vests 25% of the total award on each anniversary of the date of grant until fully vested.

(3)
Performance-based RSUs earned based on performance in fiscal year 2012 vested 25% on each anniversary of the grant date, subject to certain employment conditions, until fully vested on February 21, 2016 except for Mr. Kilguss who was appointed Senior Vice President and CFO effective as of May 14, 2012 and his remaining performance-based RSUs granted in 2012 will fully vest on May 14, 2016.

(4)
Awards of performance-based RSUs were granted on February 26, 2013, with 50% eligible to be earned based on Company performance in fiscal years 2013 and 2014 and 50% eligible to be earned based on Company performance in fiscal years 2013, 2014 and 2015. Performance criteria were achieved at the maximum performance level for all periods covered by the grant and as such, 50% of the performance based-RSUs vested on February 13, 2015 and the remaining 50% of the performance-based RSUs vested on the date the Company received an unqualified signed opinion of the Company’s financial statements from its independent registered public accounting firm, February 19, 2016.

(5)
Awards of performance-based RSUs were granted on February 26, 2013. As previously specified, performance criteria were achieved with respect to fiscal year 2013; the performance-based RSUs earned vested 33% on the date the Company received an unqualified signed opinion of the Company’s financial statements from its independent registered public accounting firm, February 21, 2014 and vested 33% on each of the next two anniversaries of the date of grant. The awards were fully vested as of February 26, 2016.

(6)
Awards of performance-based RSUs were granted on February 19, 2014, to be earned based on Company performance in fiscal years 2014, 2015 and 2016 and determination to be made after the end of fiscal year 2016. The number of shares shown is based on achievement of maximum performance as the Company’s 2014 and 2015 performance exceeded the maximum performance level.

(7)
Awards of performance-based RSUs were granted on February 10, 2015 (at on April 20, 2015 to Mr. Strubbe), to be earned based on Company performance in fiscal years 2015, 2016 and 2017 and determination to be made after the end of fiscal year 2017. The number of shares shown is based on achievement of the target performance level.

(8) The RSU award vests 25% of the total award on the first anniversary of the date of grant and then vests 6.25% of the total award each quarter thereafter until fully vested.
(9) The RSU award vested 25% of the total award on June 30, 2015 and then 25% of the total award on each anniversary of the date of grant until fully vested.

(10)	Includes awards granted prior to promotion and appointment as NEO and Section 16 Officer.

Option Exercises and Stock Vested for Fiscal 2015
The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our Named Executive Officers during fiscal 2015.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2015

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. James Bidzos	131,944	8,307,857
Todd B. Strubbe	14,288	881,855
George E. Kilguss, III	46,487	2,947,167
Thomas C. Indelicarto	10,094	684,621

Potential Payments Upon Termination or Change-in-Control
Except as described below, the Company has no formal severance program for its Named Executive Officers, each of whom may be terminated at any time at the discretion of the Board.

Treatment of Equity Upon Death or Disability

On February 26, 2013, the Compensation Committee approved modifications to the form of Employee Restricted Stock Unit Agreements to allow for full acceleration of unvested equity for grants made on or after February 26, 2013 in the event of termination due to death or disability as follows:

•	Time-Based RSUs – unvested RSUs shall accelerate in full according to the terms in the “Employee Restricted Stock Unit Agreement;” and

•
Performance-Based RSUs – If termination occurs during the applicable performance period and before the conclusion of such performance period, then such RSUs will accelerate based on the target achievement level; if termination occurs after the conclusion of the applicable performance period but before the award for such performance period has been paid, then the RSUs will fully accelerate based upon the actual achievement level.

Change in Control Agreements

Each of our senior officers is party to a change in control and retention agreement (the “CIC Agreements”). Under the CIC Agreements, each of the senior officers is entitled to receive severance benefits if, within the twenty-four months following a “change-in-control” (or under certain circumstances, during the six-month period preceding a change-in-control), the senior officer’s employment is terminated by Verisign without “cause” or by the senior officer for “good reason” (referred to as a “qualified termination”). The terms and conditions of the CIC Agreements are described below.
Under the CIC Agreements, “change-in-control” means:
(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding, for purposes of this Section, securities acquired directly from the Company), of securities of the Company representing at least thirty-five percent (35%) of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;
(b) the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c) a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are incumbent directors;
(d) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or
(e) stockholder approval of the dissolution or liquidation of the Company.
Under the CIC Agreements, “cause” means:
(a) an executive’s willful and continued failure to substantially perform the executive’s duties after written notice providing the executive with ninety (90) days from the date of the executive’s receipt of such notice in which to cure;
(b) conviction of (or plea of guilty or no contest to) the executive for a felony involving moral turpitude;
(c) an executive’s willful misconduct or gross negligence resulting in material harm to the Company; or
(d) an executive’s willful violation of the Company’s policies resulting in material harm to the Company.
Under the CIC Agreements, “good reason” means:
(a) a change in the executive’s authority, duties or responsibilities that is inconsistent in any material and adverse respect from the executive’s authority, duties and responsibilities immediately preceding the change-in-control;
(b) a reduction in the executive’s base salary compared to the executive’s base salary immediately preceding the change-in-control, except for an across-the-board reduction of not more than ten percent (10%) of base salary applicable to all senior executives of the Company;
(c) a reduction in the executive’s bonus opportunity of five percent (5%) or more from the executive’s bonus opportunity immediately preceding the change-in-control, except for an across-the-board reduction applicable to all senior executives of the Company;
(d) a failure to provide the executive with long-term incentive opportunities that in the aggregate are at least comparable to the long-term incentives provided to other senior executives at the Company;
(e) a reduction of at least 5% in aggregate benefits that the executive is entitled to receive under all employee benefit plans of the Company following a change-in-control compared to the aggregate benefits the executive was eligible to receive under all employee benefit plans maintained by the Company immediately preceding the change-in-control;
(f) a requirement that the executive be based at any office location more than 40 miles from the executive’s primary office location immediately preceding the change-in-control, if such relocation increases the executive’s commute by more than ten (10) miles from the executive’s principal residence immediately preceding the change-in-control; or
(g) the failure of the Company to obtain the assumption of the agreement from any successor as provided in the agreement.
Under the CIC Agreements, “incumbent director” means: directors who either (i) are directors as of the date of the CIC Agreement, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company.
If a change-in-control occurs and the executive officer experiences a qualifying termination and timely delivers a general release agreement, the CIC Agreements provide that Verisign will make the following payments and provide the following benefits to the executive officer (subject to a six month delay if and to the extent required by the deferred compensation rules set forth in and promulgated under Section 409A of the Code):

•	a lump sum equal to the pro rata target bonus for the year in which the executive officer was terminated;

•
a lump sum equal to a specified multiple of the sum of (i) the executive officer’s annual base salary plus (ii) the average of the executive officer’s target annual bonus amount for the last three full fiscal years prior to a change-in-control, or, if the executive officer was employed by the Company for fewer than three full fiscal years preceding the fiscal year in which the change-in-control occurs, the average target bonus for the number of full fiscal years the executive officer was employed by the Company before the change-in-control or the target bonus for the fiscal year in which the change-in-control occurs if the executive officer was not eligible to receive a bonus from the Company during any of the prior three fiscal years; the applicable multiples are 200% of the annual base salary and bonus for the CEO and 100% of the annual base salary and bonus for other executive officer participants;

•	if the executive elects to continue medical coverage under COBRA, reimbursement of the executive’s premium, for 24 months for the CEO and for 12 months for all other executives;

•
immediate acceleration of vesting of all of the executive officer’s unvested stock options and RSUs; however, if the consideration to be received by stockholders of the Company in connection with the change-in-control consists of substantially all cash or if the stock options and RSUs held by the executive officer are not assumed in the change-in-control, then all of the executive officer’s then-unvested and outstanding stock options and RSUs shall vest immediately prior to the change-in-control regardless of whether or not there is a termination of employment in connection therewith; and

•	if performance shares are accelerated, and the performance period has not been completed, the amount payable is computed as if the performance has been satisfied at the target level.
In addition, the CIC Agreements include the following terms and conditions:

•
to the extent any change-in-control payments or benefits are characterized as excess parachute payments within the meaning of Section 4999 of the Code, and such characterization would subject the executive officer to a federal excise tax due to that characterization, the executive officer’s termination benefits will be reduced to an amount so that none of the amounts payable constitute excess parachute payments if this would result in the executive officer’s receipt, on an after-tax basis, of the greatest amount of termination and other benefits, after taking into account applicable federal, state and local taxes, including the excise tax under Section 4999 of the Code;

•
an initial term ending on August 24, 2012 and automatic renewal for one-year periods thereafter unless the Board terminates the CIC Agreement at least 90 days before the end of the then-current term, provided that such termination shall not be effective until the last day of the then-current term; and

•	the executive officer is prohibited from soliciting employees of Verisign or competing against Verisign for a period of twelve months following termination.
The following table shows the value of RSUs that would have vested for our Named Executive Officers as of December 31, 2015, as well as the additional cash compensation payable, if any, under the change-in-control and termination scenarios described above. The value of the accelerated RSUs is based on the market value of our common stock as of December 31, 2015, which was $87.36.
Termination and Change-in-Control Benefit Estimates as of December 31, 2015

	Value of Cash and Continued Health Benefits ($)(1)	Value of Accelerated Stock Awards ($)
Named Executive Officer	Change-in-Control plus Qualifying Termination	Death, Disability or Change-in-Control plus Qualifying Termination(2)
D. James Bidzos	3,760,341	31,748,895
Todd B. Strubbe	1,448,161	7,370,825
George E. Kilguss, III	1,017,494	9,937,986
Thomas C. Indelicarto	744,669	3,580,450

(1)
To the extent any payments made or benefits provided upon termination of an executive officer’s employment constitute deferred compensation subject to Section 409A of the Code, payment of such amounts or provision of such benefits will be delayed for six months after the executive officer’s separation from service if and to the extent required under Section 409A.

(2)
If the equity awards held by the executive are not assumed upon a change-in-control or the consideration to be received by stockholders consists of substantially all cash, then all such equity awards shall have their vesting and exercisability accelerated in full immediately prior to the change-in-control regardless of whether there is a qualifying termination.

Equity Compensation Plan Information
The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2015.

EQUITY COMPENSATION PLAN INFORMATION

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders (3)	2,109,973	(4)	$18.64	11,572,936	(5)
Equity compensation plans not approved by stockholders	—		$—	—
Total	2,109,973		$18.64	11,572,936

(1)	Includes 2,108,411 shares subject to RSUs outstanding as of December 31, 2015 that were issued under the 2006 Plan.

(2)	Does not include any price for outstanding RSUs.

(3)	Includes the 2006 Plan, and the 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”).

(4)	Excludes purchase rights accruing under the 2007 Purchase Plan, which has a remaining stockholder-approved reserve of 1,424,590 shares as of December 31, 2015.

(5)
Consists of shares available for future issuance under the 2006 Plan and the 2007 Purchase Plan. As of December 31, 2015, an aggregate of 10,148,346 shares and 1,424,590 shares of common stock were available for issuance under the 2006 Plan and the 2007 Purchase Plan, respectively, including 149,073 shares subject to purchase under the 2007 Purchase Plan during the current purchase period. In addition to options and RSUs, shares can be granted under the 2006 Plan pursuant to stock appreciation rights, restricted stock awards, stock bonuses and performance shares.

POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS
Verisign’s Audit Committee approved a written Policy for Entering into Transactions with Related Persons (the “Related Person Transaction Policy”) which sets forth the requirements for review, approval or ratification of transactions between Verisign and “related persons,” as such term is defined under Item 404 of Regulation S-K.
Pursuant to the terms of the Related Person Transaction Policy, the Audit Committee shall review, approve or ratify the terms of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) Verisign was or is to be a participant and (ii) a related person has or will have a direct or indirect material interest (“Related Person Transaction”), except for those transactions, arrangements or relationships specifically listed in the Related Person Transaction Policy that do not require approval or ratification. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account, among factors it deems appropriate, whether the Related Person Transaction terms are no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the materiality of the related person’s direct or indirect interest in the transaction.
Prior approval of the Audit Committee shall be required for the following Related Person Transactions:

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Any Related Person Transaction to which a related person is a named party to the underlying agreement or arrangement; provided, however, certain agreements or arrangements between Verisign and a related person concerning employment and any compensation solely resulting from employment or concerning compensation as a member of the Board that have, in each case, been entered into or approved in accordance with policies of Verisign shall not be subject to prior approval of the Audit Committee;

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Any Related Person Transaction involving an indirect material interest of a related person where the terms of the agreement or arrangement are not negotiated on an arm’s length basis or where the Related Person Transaction is not a transaction in the ordinary course of business; and

•	Any Related Person Transaction where the total transaction value exceeds $1,000,000.
On a quarterly basis, the Audit Committee shall review and, if determined by the Audit Committee to be appropriate, ratify any Related Person Transactions not requiring prior approval of the Audit Committee pursuant to the Related Person Transaction Policy.
In the event Verisign proposes to enter into a transaction with a related person who is a member of the Audit Committee or an immediate family member of a member of the Audit Committee, prior approval by a majority of the disinterested members of the

Board shall be required and no such member of the Audit Committee for which he or she or an immediate family member is a related person shall participate in any discussion or approval of such transaction, except to provide all material information concerning the Related Person Transaction.
The following Related Person Transactions shall not require approval or ratification by the Audit Committee:

•	Payment of compensation to executive officers in connection with their employment with Verisign; provided that such compensation has been approved in accordance with policies of Verisign.

•	Remuneration to directors in connection with their service as a member of the Board; provided that such remuneration has been approved in accordance with policies of Verisign.

•	Reimbursement of expenses incurred in exercising duties as an officer or director of Verisign; provided that such reimbursement has been approved in accordance with policies of Verisign.

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Any transaction with another company at which a related person’s only relationship is as a director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed $1,000,000.

•	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

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Any transaction involving a related person where the rates or charges involved are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

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Any transaction where the related person’s interest arises solely from the ownership of Verisign’s common stock and all holders of Verisign’s common stock received the same benefit on a pro rata basis (e.g., dividends).

There are no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed during fiscal 2015.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries are or were to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or beneficial holder of more than 5% of the common stock of Verisign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

PROPOSAL NO. 3
APPROVAL OF THE AMENDED AND RESTATED VERISIGN, INC. 2006 EQUITY INCENTIVE PLAN
Our stockholders last approved the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) on May 26, 2011. On April 8, 2016, upon recommendation of our Compensation Committee, our Board adopted the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “Amended 2006 Plan”), subject to the approval of our stockholders, and directed the plan be submitted to our stockholders for approval. The Amended 2006 Plan will limit the compensation paid to any non-employee director to an aggregate dollar value, including equity and cash awards, of $600,000, with an exception to such limit for grants made in the first year of service. The Amended 2006 Plan also makes certain technical and administrative revisions regarding the definition of extraordinary items and limits on withholding for tax obligations. The approval by our stockholders at the Meeting will also act as a stockholder approval of the material terms under which performance based compensation is to be paid, including the performance goals, so that payments under the Amended 2006 Plan may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or Section 162(m) of the Code, to the extent applicable. The Amended 2006 Plan is set forth in Appendix A to this Proxy Statement.
Our Board believes that it is in the best interests of the Company and our stockholders to continue to provide for an incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Amended 2006 Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m) of the Code, in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) if the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Amended 2006 Plan, each of these aspects is discussed below, and stockholder approval of the Amended 2006 Plan will be deemed to constitute approval of each of these aspects of the Amended 2006 Plan for purposes of the approval requirements of Section 162(m) of the Code. Although stockholder approval is one of the requirements for exemption under Section 162(m) of the Code, even with stockholder approval there can be no guarantee that compensation will be treated as exempt “performance-based” compensation under Section 162(m) of the Code. Furthermore, our Compensation Committee will continue to have the authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m) of the Code.
Description of the Amended 2006 Plan
A summary of the proposed Amended 2006 Plan appears below. This summary is qualified in its entirety by reference to the full text of the Amended 2006 Plan, a copy of which is attached to this Proxy Statement as Appendix A.
General
The Amended 2006 Plan is a stock compensation plan that provides for a variety of equity and equity-based award vehicles, including stock options, performance shares, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. Awards may be granted under the Amended 2006 Plan to eligible participants until May 26, 2016. On December 31, 2015, the closing price of Verisign’s common stock was $87.36 per share as reported by the NASDAQ Global Select Market.
Eligible Participants
Employees, non-employee directors, consultants, independent contractors and advisors of Verisign or any parent or subsidiary of Verisign are eligible to receive awards under the Amended 2006 Plan, subject to certain limitations on the grant of incentive stock options. As of the end of fiscal 2015, there were approximately 1,018 employees and seven non-employee directors eligible to receive awards under the 2006 Plan.
Shares Authorized
There are 27,000,000 shares authorized for grant under the Amended 2006 Plan , and as of December 31, 2015, there were 10,148,346 shares available for new grants under the Amended 2006 Plan, subject to adjustment to reflect stock splits and similar events. In addition, shares which cease to be subject to an option or stock appreciation right granted under the Amended 2006 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the Amended 2006 Plan that are forfeited or are repurchased by the Company at the original issue price or otherwise terminate without such shares being issued will again be available for grant and issuance in connection with subsequent awards under the Amended 2006 Plan. Stock appreciation rights to be settled in shares of Verisign’s common stock shall be counted in full against the number of shares available for award under the Amended 2006 Plan, regardless of the number of shares ultimately issued upon settlement of the stock appreciation right.
Award Limits
The Amended 2006 Plan limits awards to individual participants as follows: No person may receive more than 1,500,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 3,000,000 shares issuable as awards granted in the calendar year in which they first commence employment.
Administration
The Company’s Compensation Committee will administer the Amended 2006 Plan and may delegate to a committee of one or more members of Verisign’s Board or Verisign officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors. The applicable committee will select the individuals who receive awards, determine the number of shares covered by awards and, subject to the terms and limitations expressly set forth in the Amended 2006 Plan, establish the terms, conditions and other provisions of any awards granted under the Amended 2006 Plan. The Compensation Committee may interpret the Amended 2006 Plan and establish, amend and rescind any rules relating to the Amended 2006 Plan.
Award Types
The following awards may be granted under the Amended 2006 Plan:
(1) Non-qualified and incentive stock options
(2) Restricted stock awards
(3) Restricted stock units
(4) Stock bonus awards
(5) Stock appreciation rights (“SARs”)
(6) Performance shares
Vesting
The vesting of awards will be determined by the applicable committee, provided that the vesting of awards granted to executive officers and directors will be determined by the Compensation Committee. Historically, stock options were generally granted with vesting over four years (25% cliff vesting after one year and, thereafter, 6.25% vest quarterly until fully vested) and restricted stock units with vesting over four years as follows: 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant, and 25% on the fourth anniversary of the date of grant. Beginning in 2016, the restricted stock units awarded vest over four years as follows: 25% on the first anniversary of the date of grant and 6.25% on each quarterly anniversary thereafter.
Exercise Price
The exercise price of stock options or stock appreciation rights granted under the Amended 2006 Plan may not be less than 100% of the closing price of Verisign stock on the day of grant. In the event a grant is made on a day when the NASDAQ Global Select Market (or other applicable principal national securities exchange on which Verisign’s common stock is traded) is closed, the fair market value will be determined as of the last preceding trading day.
Repricing Prohibited
Except as otherwise provided in the Amended 2006 Plan, repricing or reducing the exercise price of a stock option or stock appreciation right or issuance of new stock options or stock appreciation rights having a lower exercise price in substitution for canceled stock options or stock appreciation rights is prohibited without stockholder approval.
Non-Employee Director Awards
The Amended 2006 Plan provides for discretionary awards (except for awards of incentive stock options) to non-employee directors as determined by the Compensation Committee. Discretionary awards to non-employee directors will vest and be exercisable as determined by the Compensation Committee. Notwithstanding the foregoing, the Amended 2006 Plan will limit the compensation paid to any non-employee director to an aggregate dollar value, including equity and cash awards, of $600,000, with an exception to such limit for grants made in the first year of service.

In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of Verisign’s assets, all awards granted to non-employee directors will become fully vested and exercisable.
Terms Applicable to Stock Options and Stock Appreciation Rights
An option granted to a participant under the Amended 2006 Plan allows a participant to purchase up to the total number of shares of common stock of the Company at a specified exercise price per share during specified time periods. A stock appreciation right may be granted with respect to a certain number of shares of the Company’s common stock and may be settled in cash or shares, having a value equal to the product of the difference between the fair market value on the exercise date and the exercise price and the number of shares with which the stock appreciation right is being settled. The exercise price of stock options and stock appreciation rights granted under the Amended 2006 Plan may not be less than 100% of the closing price of Verisign common stock on the day of grant. Stock options will have a term no longer than ten years, and stock appreciation rights will have a term no longer than seven years. Subject to the limitations of the Amended 2006 Plan, the Compensation Committee will determine the terms and conditions applicable to awards of stock options and stock appreciation rights, including with regard to vesting and exercisability, which may be based on, among other things, continued employment with Verisign, the passage of time, or such performance criteria and the level of achievement versus such criteria as the Compensation Committee deems appropriate.
Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards and Performance Shares
Subject to the limitations of the Amended 2006 Plan, the Compensation Committee will determine the terms and conditions applicable to awards of restricted stock, restricted stock units, stock bonuses and performance shares, including with regard to any restrictions or vesting, which may be based on, among other things, continued employment with Verisign, the passage of time, or such performance criteria and the level of achievement versus such criteria as the Compensation Committee deems appropriate.
Terms Applicable to Performance Shares
The Compensation Committee will determine the terms of each award of performance shares If applicable, in establishing performance measures (as described below) and the performance period applicable to performance shares the Compensation Committee will: determine the nature, length and starting date of any performance period (not to exceed five years); set performance goals under the performance measures to be used and specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Compensation Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable performance measure, which may include restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items that are unusual in nature or infrequently occurring as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, foreign exchange gains or losses, stock-based compensation, amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or litigation or claim judgments or settlements; and determine the number of shares deemed subject to the award of performance shares.
Prior to settlement, the Compensation Committee will determine the extent to which performance shares have been earned. Performance periods may overlap and participants may participate simultaneously with respect to performance shares that are subject to different performance periods, performance measures and performance goals and other criteria. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Compensation Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable; provided that, unless the Compensation Committee determines otherwise, no such action will be taken if and to the extent it would result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code and the regulations thereunder.
The performance goals designated by the Compensation Committee under the performance measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Compensation Committee. Performance measures are the factors selected by the Compensation Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Compensation Committee and applicable to awards have been satisfied: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before taxes and amortization, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third- party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, contracts, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.
Transferability
The Compensation Committee has the discretion to permit a recipient of a non-qualified stock option to transfer his or her award pursuant to a permitted transfer (as defined in the Amended 2006 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.
Amendments
Except as otherwise provided in the Amended 2006 Plan, the Board may at any time terminate or amend the plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the plan; provided , however , that the Board will not, without the approval of the shareholders of the Company, amend the Amended 2006 Plan in any manner that requires such shareholder approval; provided further, that a participant’s award shall be governed by the version of this plan then in effect at the time such award was granted, except as otherwise agreed to by the participant and the Company.
Adjustments
In the event that the number or type of outstanding shares of the Company’s common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or in the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders or any transaction similar to the foregoing, the Committee shall make such equitable substitutions or adjustments as it determines in its sole discretion to be necessary or appropriate, in respect of the number and class of shares reserved for issuance under this Amended 2006 Plan, the exercise prices of outstanding options and stock appreciation rights, the number of shares subject to outstanding awards, and the maximum number of shares that may be granted pursuant to the Amended 2006 Plan. However, fractions of a share will not be issued and no such substitution or adjustment will be made in a manner that would adversely affect the tax treatment in respect of an award and/or the Amended 2006 Plan for either the Company or a participant under Section 162(m), Section 409A or Section 422 of the Code or otherwise violate any applicable law.
Corporate Transactions
In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of Verisign’s assets, any or all outstanding awards may be assumed, converted or replaced by a successor corporation, which assumption, conversion or replacement will be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to Verisign’s stockholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of outstanding shares of Verisign held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the Amended 2006 Plan pursuant to a corporate transaction or if there is no successor corporation due to a dissolution or liquidation of the company, outstanding awards will expire on such transaction at such time and on such conditions as the Compensation Committee will determine, provided, however, that the Compensation Committee may, in its sole discretion, provide that the vesting of any or all awards will instead accelerate in the event of such corporate transaction, in which case such awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the corporate transaction, they will terminate at such time as determined by the Compensation Committee.
In the event of a corporate transaction described above, the vesting of all awards granted to outside directors under the Amended 2006 Plan will become fully vested and exercisable and must be exercised, if at all, within six months following such transaction.
Federal Income Tax Consequences
The following summary constitutes a brief overview of the principal U.S. federal income tax consequences relating to awards that may be granted under the Amended 2006 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.
Non-Qualified Stock Options
Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. Verisign is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a non-qualified stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.
Incentive Stock Options
The Code provides optionees with favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. Verisign would not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.
Upon the sale of the shares issued upon exercise of an incentive stock option occurring at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxable to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. Verisign is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss. Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.
Stock Appreciation Rights
A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, and Verisign generally will be entitled to a corresponding tax deduction.
Restricted Stock
A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Verisign receives a tax deduction at the same time as, and for the same amount taxable to, the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient sells or otherwise disposes of the stock.
Restricted Stock Units or Performance Shares
In general, no taxable income is realized upon the grant of a restricted stock unit award or an award of performance shares. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit or performance shares vest. Verisign generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.
Stock Bonus Awards
The participant will not realize income when a stock bonus award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Verisign will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.
New Plan Benefits
As awards are made under the Amended 2006 Plan in the discretion of the Compensation Committee, future equity awards are not determinable at this time.

The Board Recommends a Vote “FOR” Approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.

PROPOSAL NO. 4
TO APPROVE AN AMENDMENT TO VERISIGN’S CERTIFICATE OF INCORPORATION TO PROVIDE THE BOARD AUTHORITY TO AMEND THE BYLAWS
The Board has determined that it is in the best interests of Verisign and its stockholders to seek stockholder approval of an amendment to Verisign’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) to explicitly grant the Board authority to amend Verisign’s bylaws.
Background
Based on a review of the Company’s corporate governance documents, including from its initial public offering (“IPO”) in January 1998, the Company determined that the bylaws attached as Appendix B are the bylaws currently in effect for the Company instead of the Seventh Amended and Restated Bylaws last filed by the Company on May 22, 2014 (the “2014 Bylaws”). The bylaws are comprised of the Company bylaws that were in effect prior to the IPO together with two amendments approved by the Company’s stockholders after the IPO. This is because the Company has determined that (1) the bylaws that were to take effect upon the IPO were subject to approval by the Company’s stockholders, which was not sought or obtained, and (2) the ability of the Board to adopt, amend or repeal the bylaws ceased upon the IPO, although that does not appear to have been the intent. Under Delaware law, a board’s authority to amend the bylaws must be set forth in the certificate of incorporation to be effective. Prior to the IPO, the Company’s certificate of incorporation stated that the Board had the authority to adopt, amend or repeal the bylaws. However, that authority was moved from the certificate of incorporation that became effective upon the IPO to the bylaws that were intended to become effective upon the IPO. Apart from the Board-adopted bylaw provisions, the Company does not believe that these events otherwise impacted the validity of any corporate actions taken since the IPO in any material manner.
Description of the Proposed Amendment
The proposed amendment to the Certificate would provide, consistent with most public companies, the Board authority to amend the bylaws, which would be accomplished by amending Article Five of the Certificate to state that the Board is expressly empowered to adopt, amend or repeal bylaws of Verisign (the “Proposed Amendment”). The Proposed Amendment would not divest or limit the power of the stockholders’ existing right to adopt, amend or repeal Verisign’s bylaws. Moreover, the Proposed Amendment would prohibit the Board from altering, amending or repealing any bylaw adopted by the stockholders that by its terms may be altered, amended or repealed only by the stockholders. The Board has approved, adopted and declared advisable the Proposed Amendment. This description of the Proposed Amendment is qualified in its entirety by the text of the amendment to Article Five of the Certificate, as marked to show changes to the current Article Five, which is included as Appendix C to this Proxy Statement. Upon approval of the Proposed Amendment, the Board intends to amend the bylaws to include certain provisions, as described below under “Providing the Board authority to amend the bylaws will enable the Board to update the bylaws.”
Reasons for the Proposed Amendment
For the reasons set forth below, the Board believes that the Proposed Amendment to Article Five of the Certificate is in the best interests of Verisign and its stockholders.
Providing the Board authority to amend the bylaws is consistent with the intent at the time of Verisign’s IPO and is in line with current practices at other publicly traded companies, which do not require stockholders to approve all bylaw amendments.
In advance of the IPO, Verisign filed with the SEC and thus publicly disclosed the governing documents that were intended to become effective upon the IPO. This included a form of bylaws that stated that the Board would continue to have the authority to amend Verisign’s bylaws. Thus, the Proposed Amendment is consistent with the intended scope of the Board’s authority regarding bylaws as understood by the Board and disclosed to the Company’s stockholders at the time of the IPO.
Moreover, in general the authority of a board of directors to amend a company’s bylaws is standard among public companies. This authority allows a board to efficiently implement and adopt corporate policies and procedures as changing circumstances may necessitate, and to respond quickly to corporate governance or other matters affecting a company’s business, without incurring the expense and delay of soliciting proxies from the stockholders and holding a meeting of stockholders. According to data from FactSet’s SharkRepellent, a corporate governance database, the board has authority to amend the bylaws without stockholder approval at over 97% of companies in each of the S&P 500, S&P 1500 and Russell 3000 indices. In addition, each of Verisign’s peer group companies identified in the CD&A beginning on page 21 permit their boards to amend their bylaws.
Providing the Board authority to amend the bylaws will enable the Board to update the bylaws.
Adoption of the Proposed Amendment would allow the Board to update the bylaws by amending them to incorporate certain provisions reflected in the 2014 Bylaws. As described above, the bylaws attached as Appendix B reflect the bylaws in effect before the IPO plus two stockholder-approved bylaws amendments adopted after the IPO. The bylaws do not include a number of provisions set forth in the 2014 Bylaws and which are standard among large public companies, including majority voting in uncontested director elections and advance notice provisions governing the nomination of directors and submission of other matters for consideration at stockholder meetings. If the Proposed Amendment is not approved, implementing these provisions by stockholder approval in the future would require time, expense and uncertainty. If the Proposed Amendment is approved, however, the Board intends to amend the bylaws to include the following provisions that were addressed in the 2014 Bylaws (as well as a proxy access right, as described below):

•	Majority voting in uncontested director elections with plurality voting retained for contested elections.

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An advance notice provision regarding nominating persons for election to the Board and proposing other business to be considered at annual and special stockholder meetings. For annual meetings, this provision would require a stockholder to provide notice and certain information about the stockholder and the nominee or item of business generally not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.

•	Clarify that the Board may delegate authority to officers, employees and agents outside the bylaws.

•
Clarify the Board’s ability to use the methods in Delaware General Corporation Law Section 141(f) when the Board is taking action by unanimous consent in lieu of a meeting, which includes the use of electronic transmission.

•	Clarify the methods for giving notice for meetings of stockholders and Board meetings.

•	Remove inoperative language about stockholder action by written consent without a meeting of stockholders. Verisign’s Certificate requires stockholders to act only by voting at a stockholder meeting.

•
Other miscellaneous wording changes throughout the document to make corrections, to clarify language and, to conform the language in the bylaws to that of the Certificate (including as amended by this Proposal) or the Delaware General Corporation Law.

The Board does not intend to amend the bylaws to include a provision in the 2014 Bylaws that would increase the vote required for stockholders to amend the bylaws to the affirmative vote of a majority of outstanding shares.
Providing the Board authority to amend the bylaws will provide the Board necessary flexibility to respond on a cost-efficient basis to evolving circumstances, including proxy access.
Without adoption of the Proposed Amendment, stockholders would need to approve all future amendments to the bylaws, which would be burdensome and unnecessary, and is an inefficient use of company resources. For example, bylaws typically contain provisions pertaining to the internal operations of a company and its board, such as provisions on the conduct of board meetings and the appointment of officers. Seeking stockholder approval of every change to these types of provisions would be cumbersome and would involve stockholders in day-to-day aspects of a company’s governance practices.
Moreover, without adoption of the Proposed Amendment, the Board’s ability to respond quickly and efficiently to evolving circumstances such as governance norms would be hampered. In recent years, boards at many companies have been able to amend their companies’ bylaws in response to evolving governance norms such as majority voting in director elections and, more recently, proxy access. Rather than asking stockholders to approve these amendments, boards have been able to adopt them in a more efficient, cost-effective manner, without going through the process of soliciting and obtaining stockholder approval.
If the Proposed Amendment is adopted, in addition to the Bylaw amendments discussed above, the Board intends to further amend the bylaws to adopt a meaningful proxy access right for stockholders. Specifically, the bylaws would state that a stockholder, or a group of no more than 20 stockholders, that has continuously owned at least 3% of Verisign’s outstanding stock entitled to vote in the election of directors for at least three years, may nominate and include in Verisign’s proxy materials up to the greater of two directors or 20% of the number of Verisign’s directors then in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws. Additional details regarding the proxy access right that the Board will include in the bylaws are described under Proposal No. 6. However, the Board will not be able to adopt proxy access in advance of the 2017 Annual Meeting of Stockholders if the Proposed Amendment is not adopted.
The Proposed Amendment would not divest stockholders of their right to amend Verisign’s bylaws and would restrict the Board’s authority to amend the bylaws.
The Proposed Amendment would not divest or limit the power of the stockholders to adopt, amend or repeal Verisign’s bylaws. Moreover, the Proposed Amendment would restrict the Board’s bylaw amendment authority by prohibiting the Board from altering, amending or repealing any bylaw adopted by the stockholders that by its terms may be altered, amended or repealed only by the stockholders. In addition, if stockholders approve the Proposed Amendment, Verisign must disclose any bylaw amendments that the Board adopts within four business days in a filing with the SEC. Accordingly, stockholders will be informed promptly about any amendments to the bylaws.
Verisign’s corporate governance policies demonstrate that the Board is committed to implementing and maintaining effective corporate governance policies and practices that promote high standards of ethics, integrity and accountability to Verisign’s stockholders.
These policies and practices include:

•	Annual Director Elections - All directors stand for election to the Board each year.

•	An Independent Board - The Board consists entirely of independent directors, except Mr. Bidzos, our Executive Chairman, President and Chief Executive Officer.

•	A Lead Independent Director - The Board has a Lead Independent Director to provide independent leadership for the Board.

•	No Supermajority Voting - Verisign’s corporate documents do not include any supermajority voting provisions.

•
A Special Meeting Right - Stockholders owning 35% of Verisign’s outstanding common stock can request a special meeting if they have held a net long position in the stock continuously for at least one year.

Conclusion
If the Proposed Amendment is approved, it will become legally effective upon the filing of a certificate of amendment to Verisign’s Certificate with the Delaware Secretary of State. Verisign intends to make that filing promptly after the 2016 Annual Meeting. Thereafter, as discussed above, the Board intends to adopt amendments to the bylaws, including adopting a proxy access right for stockholders.
If the Proposed Amendment is not approved, as discussed above, Verisign will continue to operate under the bylaws and stockholders will need to approve any future amendments. As noted above, the bylaws do not include a number of provisions that are standard among large public companies, including majority voting in uncontested director elections and advance notice provisions governing the nomination of directors and submission of other matters for consideration at stockholder meetings.
Vote Required
Approval of the Proposed Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of Verisign outstanding and entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes “against” the approval of the Proposed Amendment.
The Board Recommends a Vote “FOR” the Approval of the Amendment to Verisign’s Certificate of Incorporation to Provide the Board Authority to Amend the Bylaws.

PROPOSAL NO. 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2016, and, as a matter of good corporate governance, our stockholders are being asked to ratify this selection. Representatives of KPMG LLP, expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.
The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG LLP as our
Independent Registered Public Accounting Firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents fees billed for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services provided by KPMG LLP, in each of the last two completed fiscal years.

	2015 Fees	2014 Fees
Audit Fees (including quarterly reviews):
Consolidated Integrated Audit	$1,349,000	$1,355,000
Statutory Audits	203,128	215,665
Comfort Letters and Consent on SEC filing	234,720	—
Total Audit Fees	1,786,848	1,570,665
Audit-Related Fees(1)	255,000	437,697
Tax Fees(2)	85,000	—
All Other Fees	—	—
Total Fees	2,126,848	2,008,362

(1) Audit-Related Fees consist principally of reporting on Service Organization Controls (SOC 2 and 3 reports).
(2) Tax Fees consist principally of technical tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Per the Audit Committee’s Charter, the Audit Committee, or a designated member of the Audit Committee, pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm. These services included audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

PROPOSAL NO. 6
STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD TAKE STEPS TO AMEND THE BYLAWS TO ADOPT STOCKHOLDER PROXY ACCESS
John Chevedden has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. We have been notified that Mr. Chevedden has continuously owned no fewer than 50 shares of our common stock since November 1, 2014. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal. The affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the stockholder proposal. Mr. Chevedden has requested that the proposal set forth below in italics be presented for a vote at the Meeting:
Proposal 6 - Shareholder Proxy Access

RESOLVED; Shareholders ask our board of directors to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a) have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

Proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140 billion according to a cost-benefit analysis by the Chartered Financial Analyst Institute, Proxy Access in the United States: Revisiting the Proposed SEC Rule.

Please vote to enhance shareholder value:

Shareholder Proxy Access - Proposal 6

The Board recommends a vote “against” this proposal for the following reasons:
The Board is committed to sound corporate governance policies and practices, which allow stockholders to voice their opinions as well as drive stable, long-term value for stockholders. The Board has carefully reviewed this proposal and for the following reasons believes that this proposal is not necessary and recommends voting “AGAINST” this proposal.

As discussed above, the Board intends to take all necessary action so that the Company adopts a meaningful proxy access right in the near future. Specifically, the bylaws would state that a stockholder, or a group of no more than 20 stockholders, that has continuously owned at least 3% of the Company’s outstanding stock entitled to vote in the election of directors for at least three years, may nominate and include in the Company’s proxy materials up to the greater of two directors or 20% of the number of directors then in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws (the “Proxy Access Bylaw”). The Board currently has eight members thus stockholders would be able to include two director nominees in the Company’s proxy materials if nominated using the Proxy Access Bylaw.
The Proxy Access Bylaw to be adopted by the Board would include the following features:

•	Allowing stockholders to count loaned shares toward the 3% ownership threshold as long as the stockholder has the power to recall the loaned shares within five business days;

•	Allowing certain groups of funds to count as a single stockholder;

•	Nominees must be independent under applicable listing standards, Securities and Exchange Commission rules, and standards used by the Board;

•	No requirement for stockholders to hold the Company’s stock beyond the date of the annual meeting;

•	No requirement for stockholders to state their intentions regarding whether they will continue to hold the Company’s stock;

•	No minimum vote requirement for nominees to be resubmitted by a stockholder for election at the following year’s Annual Meeting of Stockholders; and

•	Stockholders are not prohibited from submitting nominees for election at the following year’s Annual Meeting of Stockholders if their nominee(s) are elected to the Board.
The Board believes that this Proxy Access Bylaw, along with the Company’s other corporate governance features, would provide stockholders with robust and effective avenues to communicate with the Board and keep it accountable.
The Board also believes that this stockholder proposal, which requests that an unlimited number of stockholders be able to aggregate their shares to satisfy the 3% ownership threshold, does not appropriately balance the potential disruption and administrative difficulty that could be created by the complexities of nominations from a large number of stockholders (each potentially holding small numbers of shares) and the costs that would be associated with managing such an unwieldy process. Considering that the Company’s 20 largest stockholders collectively own more than 80% of the Company’s common stock, the Board believes that limiting the size of the nominating group to no more than 20 stockholders provides stockholders with an appropriate opportunity to include nominees in the proxy statement.
The Company’s corporate governance policies and practices have delivered strong returns for our stockholders. Since the completion of the Board-led divestiture strategy in the third quarter of 2010, the Company’s financial and operating performance has shown a consistent and improving track record. As noted in our financial results, revenue has grown sequentially for 21 straight quarters; annual operating income has grown sequentially for five straight years; annual cash flow from operating activities has grown sequentially for five straight years; and the Company has returned over $4.35 billion to stockholders in the form of share repurchases and special dividends (excluding payments to convert holders triggered by the special dividends). The Board believes that adopting the Proxy Access Bylaw, which is tailored to the Company’s facts and circumstances, will generate the most value for stockholders while delivering a robust and stockholder-friendly corporate governance structure and avoiding the unnecessary costs and distraction of the generic proxy access proposal.

The Board recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in voting the proxy.

OTHER INFORMATION

Stockholder Proposals for the 2017 Annual Meeting of Stockholders
Proposals of stockholders intended to be presented at our 2017 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 120 calendar days before the one year anniversary of the date this Proxy Statement was first made available to stockholders, or December  , 2016.
For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2017 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on March , 2017 and advise stockholders in the 2017 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on March , 2017. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to the Secretary of Verisign at 12061 Bluemont Way, Reston, Virginia 20190.

Other Business
The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the Meeting, please complete the proxy electronically as described on the Notice of Internet Availability of Proxy Materials and under “Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have requested paper copies of the proxy soliciting materials, please complete, date, sign and promptly return the proxy in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Meeting.

Communicating With Verisign
We have from time-to-time received calls from stockholders inquiring about the available means of communication with Verisign. We thought that it would be helpful to describe those arrangements that are available for your use.

•	If you would like to receive information about Verisign, you may use one of these convenient methods:

1.
To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please email our Investor Relations Department at ir@verisign.com, and specify your mailing address, or call our Investor Relations Department at 1-800-922-4917 (U.S.) or 1-703-948-3447 (international).

2.
To view our website on the Internet, use our Internet address: www.verisigninc.com. Our home page gives you access to product, marketing and financial data, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K and other filings with the SEC. The information available on, or accessible through, this website is not incorporated herein by reference.

•	If you would like to write to us, please send your correspondence to the following address:

VeriSign, Inc.

Attention: Investor Relations

12061 Bluemont Way

Reston, Virginia 20190

or via email at ir@verisign.com.

•
If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Computershare Inc. at 1-877-255-1918. Foreign stockholders please call 1-201-680-6578. You may also visit their website at http://www.computershare.com/investor for step-by-step transfer instructions.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2015ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE INVESTOR RELATIONS AT 12061 BLUEMONT WAY, RESTON, VIRGINIA, OR BY EMAIL AT IR@VERISIGN.COM.

APPENDIX A

Amended and Restated VeriSign, Inc.
2006 Equity Incentive Plan
(amended and restated ~~May 26, 2011~~___________, 2016)
1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 27.
2. SHARES SUBJECT TO THE PLAN.
2.1 Number of Shares Available. Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of May 26, 2006, is 27,000,000 Shares. Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. SARs to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under this Plan, regardless of the number of Shares issued upon settlement of the SAR. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan.
2.2 Adjustments. In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or in the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders or any transaction similar to the foregoing, the Committee shall make such equitable substitutions or adjustments as it determines in its sole discretion to be necessary or appropriate, in respect of (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, (c) the number of Shares subject to outstanding Awards, and (d) the maximum number of Shares that may be granted pursuant to Section 3; provided, however, that (i) fractions of a Share will not be issued and (ii) any such substitution or adjustment shall be made in a manner that does not adversely affect the tax treatment in respect of the Award and/or the Plan for either the Company or the Participant under Section 162(m), Section 409A or Section 422 of the Code or otherwise violate any applicable law.
3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than one million five hundred thousand (1,500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of three million (3,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan. Notwithstanding anything herein to the contrary, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed $600,000; provided, however, that in the calendar year in which an Outside Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit.
4. ADMINISTRATION.
4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select persons to receive Awards;
(d) determine the form and terms of Awards;
(e) determine the number of Shares or other consideration subject to Awards;
(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(g) grant waivers of Plan or Award conditions;
(h) determine the vesting, exercisability and payment of Awards;
(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(j) determine whether an award has been earned; and
(k) make all other determinations necessary or advisable for the administration of this Plan.
4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one (1) or more officers or directors of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.
5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Option Agreement or other evidence of grant which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered or otherwise made available to the Participant within a reasonable time after the granting of the Option. The Stock Option Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.3 Exercise Period. Options may be exercisable within the times or upon the conditions or events determined by the Committee as set forth in the Stock Option Agreement governing such Option (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Measures); provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.
5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise notice or agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. The Exercise Agreement may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:
(a) If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.
(b) If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
(c) If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
(d) If the Participant is terminated for Cause (as determined by the Committee or the Company, in its sole discretion), then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.
5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. Subject to Section 18, the Committee may modify, extend or renew outstanding Options, or authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided , however , that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.
5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6. GRANTS TO OUTSIDE DIRECTORS.
6.1 Types of Awards. Outside Directors are eligible to receive any type of Award, except ISOs, offered under this Plan and subject to this Section 6.

6.2 Eligibility. Awards subject to this Section 6 shall be granted only to Outside Directors. An Outside Director who is elected or reelected as a member of the Board will be eligible to receive an Award under this Section 6.
6.3 Discretionary Grant. The Board may make discretionary grants to any Outside Director (a “Discretionary Grant”).
6.4 Vesting and Exercisability. Except as set forth in Section 21.4, Discretionary Grants shall vest and be exercisable as determined by the Board.
6.5 Exercise Price. The exercise price of an Option or a SAR granted to an Outside Director shall be the Fair Market Value of the Shares at the time that the Option or SAR is granted.
7. RESTRICTED STOCK AWARDS.
7.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
7.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
7.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

7.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Measures during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Measures to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
7.5 Termination During Performance Period. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.
8. STOCK BONUS AWARDS.
8.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.
8.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Measures during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Measures to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of ~~extraordinary or unusual~~ items, events or circumstances that are unusual in nature or infrequently occurring to avoid windfalls or hardships.
8.3 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.
8.4 Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.
9. STOCK APPRECIATION RIGHTS.
9.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
9.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the treatment of each SAR in the event of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, will not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals based on Performance Measures during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Measures to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.
9.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Measures), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.
9.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
10. RESTRICTED STOCK UNITS.
10.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
10.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the treatment of each RSU in the event of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Measures during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) set performance goals under the Performance

Measures to be used to measure the performance, if any, and, if so, specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, which may include (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any ~~extraordinary nonrecurring~~ items that are unusual in nature or infrequently occurring as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods, Performance Measures and performance goals and other criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m) of the Code and the regulations thereunder. The performance goals designated by the Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.
10.3 Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
11. PERFORMANCE SHARES.
11.1 Awards of Performance Shares. A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
11.2 Terms of Performance Shares. The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Measures, if any, and Performance Period, if any, that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the treatment of each award of Performance Shares in the event of the Participant’s Termination. If applicable, in establishing Performance Measures and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) set performance goals under the Performance Measures to be used and specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, which may include (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any ~~extraordinary nonrecurring~~ items that are unusual in nature or infrequently occurring as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods, Performance Measures and performance goals and other criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m) of the Code and the regulations thereunder. The performance goals designated by the Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.
11.3 Form and Timing of Settlement. The portion of an award of Performance Shares being settled shall be paid currently.
12. PAYMENT FOR SHARE PURCHASES.
12.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:
(a) by cancellation of indebtedness of the Company to the Participant;
(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;
(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;
(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s Common Stock exists:
(i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;
(e) by any combination of the foregoing; or
(f) by any other method approved by the Board.
13. WITHHOLDING TAXES.
13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
13.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the ~~minimum~~ withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the ~~minimum~~ amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee. The Committee may in its sole discretion also allow the Company to satisfy the ~~minimum~~ withholding tax obligation by withholding from the Shares to be issued that number of Shares having a Fair Market Value equal to the ~~minimum~~ amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined, without any election by the Participant. Notwithstanding anything herein to the contrary, the amount withheld shall not exceed the the maximum statutory tax rates in the Participant’s applicable jurisdiction. The maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the Participant.

14. TRANSFERABILITY.
14.1 General Rule. Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.
14.2 All Awards other than NQSOs. All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.
14.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee with respect to an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are made pursuant to a binding domestic relations order.
15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided , that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided , further , that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 15.2.
15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within one hundred and eighty (180) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.
16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. EXCHANGE AND BUYOUT OF AWARDS. Except as provided in Section 2.2 of this Plan, the Committee may not, without prior stockholder approval, reduce the Exercise Price of any outstanding Option or SAR or cancel outstanding Options or SARs in exchange for the re-grant of new Options or SARs having exercise prices lower than the cancelled Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
21. CORPORATE TRANSACTIONS.
21.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 21.1, or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine.
Notwithstanding anything in this Section 21.1 to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in the event of the occurrence of any transaction described in this Section 21.1. If the Committee exercises such discretion with respect to Awards, such Awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.
21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 21, in the event of the occurrence of any transaction described in Section 21.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.
21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award may be granted with a similarly adjusted Exercise Price, as applicable.
21.4 Outside Directors Options. Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 21.1, the vesting of all Awards granted to Outside Directors pursuant to Section 6 of this Plan will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six (6) months of the consummation of said event. Any Award not exercised within such six-month period shall expire.
22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board and upon receiving approval of the Company’s shareholders shall become effective (the “Effective Date”).
23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate on June 9, 2026 ~~ten (10) years from the Effective Date~~. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

24. AMENDMENT OR TERMINATION OF PLAN. Except as otherwise provided in this Plan, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided , however , that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted, except as otherwise agreed to by the Participant and the Company.
25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.
27. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit, award of Performance Shares or other form of award as may be approved by the Board from time to time.
“Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award. The acceptance of an Award and Award Agreement by a Participant may be evidenced by manual execution, electronic acceptance or deemed acceptance (to the extent set forth in the Award Agreement).
“Board” means the Board of Directors of the Company.
“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” means VeriSign, Inc. or any successor corporation.
“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a) if such Common Stock is then quoted on the NASDAQ Global Select Market, its closing price on the NASDAQ Global Select Market on the date of determination (or if there are no sales for such date, then the last preceding business day on which there were sales) as reported in The Wall Street Journal;
(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(c) if such Common Stock is publicly traded but is not quoted on the NASDAQ Global Select Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(d) in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(e) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:
(a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;
(b) any person (other than a tenant or employee) sharing the Participant’s household;

(c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;
(d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or
(e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.
“Insider” means an executive officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.
“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who receives an Award under this Plan.
“Performance Measures” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before taxes and amortization, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, contracts, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.
“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.
“Performance Share” means an Award granted pursuant to Section 11 of the Plan.

“Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

“Plan” means this Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.
“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.
“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.
“Restricted Stock Unit” means an Award granted pursuant to Section 10 of the Plan.
“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.
“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 9 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 8 of the Plan.
“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

APPENDIX B
Bylaws

of

VERISIGN, INC.

ARTICLE I

Stockholders

Section 1. Annual Meeting. An annual meeting of the stockholders of the corporation, for the election of the Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix.

Section 2. Special Meetings. (a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, shall be held at such place, on such date, and at such time as determined by the Board of Directors and may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board of Directors, (iii) the President or (iv) the Secretary whenever a stockholder or group of stockholders owning at least thirty-five percent (35%) in the aggregate of the capital stock issued, outstanding and entitled to vote, and who held that amount in a net long position continuously for at least one year (the “Eligibility Criteria”), so request in writing. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

In the case of clause (iv) of the immediately preceding sentence, each such written request must be signed by each stockholder making the request and delivered to the Secretary at the principal executive office of the corporation and shall set forth (a) a brief description of the business desired to be brought before the special meeting of the stockholders, including the complete text of any resolutions to be presented at the special meeting of the stockholders with respect to such business, and the reasons for conducting such business at the meeting; (b) the date of request; (c)(i) if any stockholder making the request is a registered holder of the corporation’s stock, the name, address and ownership information, as they appear on the corporation’s books, of each such stockholder and (ii) if any stockholder making the request is not a registered holder of the corporation’s stock, proof of satisfaction by each such stockholder of the Eligibility Criteria which shall be substantially similar to the proof specified by Rule 14a-8(b)(2)(i) or (ii) under the Exchange Act, in each case, including a written agreement to update and supplement such information upon the occurrence of any changes thereto; (d) a representation that each requesting stockholder intends to appear in person or by proxy at the special meeting of the stockholders to transact the business specified; and (e) a representation that each requesting stockholder intends to hold the shares of the corporation’s stock set forth in the written request through the date of the special meeting of the stockholders; provided that, if any such requesting stockholder (x) fails to satisfy the Eligibility Criteria or to follow one of the procedural requirements described in clauses (a) through (e) of this sentence (the “Procedural Requirements”), the corporation shall not be obligated to call a special meeting unless the remaining requesting stockholders continue to satisfy the Eligibility Criteria and the Procedural Requirements or (y) fails to hold the required number of shares through the date of the special meeting (a “Non Performing Holder”), the corporation may cancel the special meeting (if previously called but not yet held) unless the remaining requesting stockholders have not failed to hold such shares through such date and continue to satisfy the Eligibility Criteria; provided, further, that the corporation may disregard future requests to call special meetings from each Non Performing Holder for the following two calendar years. Following receipt by the Secretary of a written request of stockholders that complies with the requirements set forth in this Section 2 (a “Special Meeting Request”), the Secretary shall call a special meeting of the stockholders.

(b) Revocation of Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation. Following such revocation, the Board of Directors, in its discretion, may cancel the special meeting unless, in the case of a Special Meeting Request , any remaining requesting stockholders continue to satisfy the Eligibility Criteria and the Procedural Requirements. For purposes of this Section 2, written revocation shall mean delivering a notice of revocation to the Secretary.

(c) Limitations. The Secretary shall not call a special meeting in response to a Special Meeting Request if (i) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) is included or will be included in the corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders that will be held not later than ninety (90) days after the delivery date of the Special Meeting Request (the “Delivery Date”); (ii) the Delivery Date is during the period commencing ninety (90) days prior to the date of the next annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (iii) a Similar Item was presented at any meeting of stockholders held within one hundred and eighty (180) days prior to the Delivery Date; (iv) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2, the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors.

For the purposes of this Section 2, “net long position” shall be determined with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and owner, a “requesting party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended from time to time, provided that (x) for purposes of such definition, in determining such requesting party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s capital stock on the NASDAQ (or such other securities exchange designated by the Board of Directors if the corporation’s capital stock is not listed for trading on the NASDAQ) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such requesting party shall be reduced by the number of shares as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the person or persons calling the meeting and stated in the notice of the meeting.

Section 4. Notices of Meetings and Adjourned Meetings. A written notice of each annual or special meeting of the stockholders stating the place, date, and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or her or at his or her residence or usual place of business, or by depositing it postage prepaid in the United States mail, directed to each stockholder at his or her address as it appears on the records of the corporation. Notices of all meetings of stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be primary facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice either (a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

Section 5. Quorum. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote thereat, unless or except to the extent that the presence of a larger number may be required by law (including as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation). Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then oustanding and entitled to vote present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 6. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote thereat who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 8. Voting. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 6 of Article IV hereof, each stockholder shall have one vote for each share of stock entitled to vote held by him or her of record according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his or her act binds all; (b) if more than one vote, the act of the majority so voting binds all; and (c) if more than one vote and the vote is evenly split, the effect shall be as provided by law.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or any group of persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 10. Action at Meeting. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting, other than the election of directors, shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented by proxy and entitled to vote on the subject matter, except where a different vote is expressly required by law, the Certificate of Incorporation or these By-laws, in which case such express provision shall govern and control. The election of directors shall be determined by a plurality of votes cast. If the Certificate of Incorporation so provides, no ballot shall be required for the election of directors unless requested be a stockholder present or represented at the meeting and entitled to vote in the election.

Section 11. Stockholder Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place of inspection within the city where the meeting is to be held (which place of inspection shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12. Action by Written Consent. Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, and dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner described in this Section. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consents shall be filed with the records of the proceedings of the stockholders.

ARTICLE II

Directors

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or these By-laws directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors. The Board of Directors shall consist of one or more members. The number of directors shall be no less than six (6) and no more than nine (9), the number thereof to be fixed from time to time by resolution of the Board of Directors; provided that any increase in the actual number of directors to a total of more than nine (9) before June 8, 2003 will require the affirmative vote of eighty percent (80%) of the directors then in office.

Section 3. Election and Tenure. Each Director shall be elected by plurality vote of the stockholders at the annual meeting or as provided in Section 5 of this Article II. Each Director shall serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Section 4. Qualification. No Director need be a stockholder.

Section 5. Removal. Any Director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the Directors except as otherwise provided by law.

Section 6. Resignation. Any Director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled (a) by the stockholders at any meeting or by written consent, (b) by a majority of the Directors then in office, although less than a quorum, or (c) by a sole remaining Director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class, classes or series then in office or by the sole remaining director so elected. When one or more Directors shall resign from the Board, effective at a future date, a majority of Directors who are entitled to act on the filling of such vacancy or vacancies and who are then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.

Section 8. Annual Meeting. The first meeting of each newly elected board may be held without notice immediately after an annual meeting of stockholders (or a special meeting of stockholders held in lieu of an annual meeting) at the same place as that at which such meeting of stockholders was held; or such first meeting may be held at such place and time as shall be fixed by the consent in writing of all the Directors, or may be called in the manner hereinafter provided with respect to the call of special meetings.

Section 9. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to Section 11 of this Article II.

Section 10. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board, if any, the President, or by at least one- third of the Directors then in office (rounded up to the nearest whole number), and shall be held at the place and on the date and hour designated in the call thereof.

Section 11. Notices. Notices of any special meeting of the Directors shall be given to each Director by the Secretary or an Assistant Secretary (a) by mailing to him or her, postage prepaid, and addressed to him or her at his or her address as registered on the books of the corporation, or if not so registered at his or her last known home or business address, a written notice of such meeting at least 4 days before the meeting, (b) by delivering such notice by hand or by telegram, telecopy or telex to him or her at least 48 hours before the meeting, addressed to him or her at such address, or (c) by giving such notice in person or by telephone at least 48 hours in advance of the meeting. In the absence of all such officers, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director who has waived notice (a) in writing executed by him or her before or after the meeting and filed with the records of the meeting, or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Directors need not specify the business to be transacted at or the purpose of the meeting.

Section 12. Quorum. At any meeting of the Directors, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present (or, if not more than two Directors are present, any Director present) may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting prior to adjournment, until a quorum shall be present.

Section 13. Participation in Meetings by Conference Telephone. One or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting.

Section 14. Conduct of Business; Action by Written. At any meeting of the Board of Directors at which a quorum is present, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided in these By-laws or required by law. Action may be taken by the Board of Directors, or any committee thereof, without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the records of proceedings of the Board or committee.

Section 15. Place of Meetings. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.

Section 16. Compensation. The Board of Directors shall have the authority to fix stated salaries for Directors for their service in such capacity and to provide for payment of a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board. The Board shall also have the authority to provide for payment of a fixed sum and expenses of attendance, if any, payable to members of committees for attending committee meetings. Nothing herein contained shall preclude any Director from serving the corporation in any other capacity and receiving compensation for such services.

Section 17. Committees. The Board of Directors, by resolution passed by a majority of the number of Directors required at the time to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, may from time to time designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any preferences or rights of such shares or fix the number of shares in a series of stock or authorize the increase or decrease in the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock.

(b) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by these By-laws or required by law, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

(c) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

ARTICLE III

Officers

Section 1. Officers and Their Election. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers and other officers as the Board of Directors may from time to time determine and elect or appoint. The Board of Directors may appoint one of its members to the office of Chairman of the Board and another of its members to the office of Vice-Chairman of the Board and from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-laws. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors. Any officer may, but need not, be a Director. Two or more offices may be held by the same person.

Section 2. Term of Office. The Chief Executive Officer, the President, the Chief Financial Officer and the Secretary shall, hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3. Vacancies. Any vacancy at any time existing in any office may be filled by the Board of Directors.

Section 4. Chairman of the Board. The Board of Directors may, in its discretion, elect a Chairman of the Board from among its members. He or she may be the Chief Executive Officer of the corporation if so designated by the Board, and he or she shall preside at all meetings of the Board of Directors at which he or she is present and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or prescribed by the Bylaws.

Section 5. Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer of the corporation who may also be the Chairman of the Board or President of the corporation or both. It shall be his or her duty and he or she shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the corporation may require to be brought to its notice. The Chief Executive Officer, when present, shall preside at all meetings of the stockholders and, unless there shall be a Chairman of the Board, of the Board of Directors, unless otherwise provided by the Board of Directors.

Section 6. President. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 7. Vice Presidents. In the absence or disability of the President, his or her powers and duties shall be performed by the vice president, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each vice president shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 8. Chief Financial Officer. The Chief Financial Officer shall be the treasurer of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he or she shall from time to time deem proper. The Chief Financial Officer (or any Assistant Chief Financial Officer) shall sign all stock certificates as treasurer of the corporation. He or she shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. He or she shall promptly render to the Chief Executive Officer and to the Board of Directors such statements of his or her transactions and accounts as the Chief Executive Officer and Board of Directors respectively may from time to time require. The Chief Financial Officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

Section 9. Assistant Chief Financial Officers. In the absence or disability of the Chief Financial Officer, his or her powers and duties shall be performed by the Assistant Chief Financial Officer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Chief Financial Officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 10. Secretary. The Secretary shall issue notices of all meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these By-laws. He or she shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose. He or she shall also record the proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries. Unless the Board of Directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He or she shall sign such instruments as require his or her signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his or her absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his or her duties thereat. He or she shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 11. Assistant Secretaries. In the absence or disability of the Secretary, his or her powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of
Directors shall designate.

Section 12. Salaries. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a Director of the corporation.

Section 13. Removal. The Board of Directors may remove any officer, either with or without cause, at any time.

Section 14. Bond. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Section 15. Resignations. Any officer, agent or employee of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the Chief Executive Officer or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

Capital Stock

Section 1. Stock Certificates; Uncertificated Shares. The shares of capital stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice President, and by the Chief Financial Officer (in his or her capacity as treasurer) or an Assistant Chief Financial Officer (in his or her capacity as assistant treasurer), or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Classes of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of and class, the face or back of each certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered holder thereof such written notice as may be required by law as to the information required by law to be set forth or stated on stock certificates.

Section 3. Transfer of Stock. Shares of stock shall be transferable only upon the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock. Except where a certificate is issued in accordance with Section 5 of Article IV of these By-laws, one or more outstanding certificates representing in the aggregate the number of shares involved shall be surrendered for cancellation before a new certificate is issued representing such shares.

Section 4. Holders of Record. Prior to due presentment for registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 5. Stock Certificates. The Board of Directors may direct that a new stock certificate or certificates, or uncertificated shares, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate or certificates, or uncertificated shares.

Section 6. Record Date. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of and dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by Article I, Section 12 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE V

Miscellaneous Provisions

Section 1. Interested Directors and Officers. (a) No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:

(i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the number of disinterested Directors is less than a quorum; or

(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2. Indemnification.

(a) Right to Indemnification. The corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an officer of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Subsection (c) of this Section with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation; and provided further that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be appropriated:

(i) by a majority vote of a quorum consisting of disinterested Directors;

(ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested Directors;

(iii) if there are not two or more disinterested Directors in office, then by a majority of the Directors then in office, provided they have obtained a written finding by special independent legal counsel appointed by a majority of the Directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);

(iv) by the holders of a majority of the shares of stock entitled to vote for the election of Directors, which majority may include interested Directors and officers; or

(v) by a court of competent jurisdiction.

An "interested" Director or officer is one against whom in such capacity the proceeding in question or other proceeding on the same or similar grounds is then pending. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Right to Advancement of Expenses. The right to indemnification conferred in Subsection (a) of this Section shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

(c) Right of Indemnitee to Bring Suit. If a claim under Subsection (a) or (b) of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time there after bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d) Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of disinterested Directors or otherwise. The corporation's indemnification under this Section 2 of any person who is or was a Director or officer of the corporation, or is or was serving, at the request of the corporation, as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the corporation, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

(e) Joint Representation. If both the corporation and any person to be indemnified are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such indemnified person (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, as would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any such indemnified person shall be final and binding upon the corporation and such indemnified person.

(f) Indemnification of Employees and Agents of the Corporation. Except to the extent that rights to indemnification and advancement of expenses of employees or agents of the corporation may be required by any statute, the Certificate of Incorporation, this Section or any other by-law, agreement, vote of disinterested Directors or otherwise, the corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.

(g) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law (as currently in effect or hereafter amended), the corporation's Certificate of Incorporation or these By-laws.

(h) Nature of Indemnification Right; Modification of Repeal of Indemnification. Each person who is or becomes a Director or officer as described in subsection (a) of this Section 2 shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Section 2. All rights to indemnification (and the advancement of expenses) under this Section 2 shall be deemed to be provided by a contract between the corporation and the person who serves as a Director or officer of the corporation at any time while these By-laws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Such rights shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any modification or repeal of this Section 2 shall not adversely affect any right or protection existing under this Section 2 at the time of such modification or repeal.

Section 3. Stock in Other Corporations. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

Section 4. Checks, Notes, Drafts and Other Instruments. Checks, notes drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.

Section 5. Corporate Seal. The seal of the corporation shall be circular in form, bearing the name of the corporation, the word "Delaware", and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by law, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.

Section 7. Severability. If any term or provision of the By-laws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-laws shall be valid and enforced to the fullest extent permitted by law.

Section 8. Interpretations. Words importing persons include firms, associations and corporations, all words importing the singular number include the plural number and vice versa, and all words importing the masculine gender include the feminine gender.

Section 9. Amendments. These By-laws may at any time and from time to time be amended or repealed by the stockholders or, if such power is conferred by the Certificate of Incorporation, by the Board of Directors, except that any By-law added or amended by the stockholders may be altered or repealed only by the stockholders if such By-law expressly so provides.

APPENDIX C

Proposed Amendment to Article Five of the
Fifth Amended and Restated Certificate of Incorporation
Set forth below is the text of the Company’s Fifth Amended and Restated Certificate of Incorporation proposed to be amended by Proposal No. 4. Proposed additions are indicated by underlining. No text is proposed to be deleted.
FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
. . .
E. The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation; provided that the Board of Directors shall not have the power to alter, amend or repeal any bylaw adopted by the stockholders that by its terms may be altered, amended or repealed only by the stockholders.

C-1

VERISIGN™

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 9, 2016.

Vote by Internet

- Go to **www.envisionreports.com/vrsn**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

CONTROL NUMBER:

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — ALL MATTERS LISTED BELOW HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS OF VERISIGN, INC. EXCEPT FOR PROPOSAL 6.

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1. ELECTION OF DIRECTORS: Vote to elect directors of VeriSign, Inc., each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director's earlier resignation or removal.

Nominees	FOR	WITHHELD		FOR	WITHHELD		FOR	WITHHELD
01 - D. James Bidzos	☐	☐	02 - Kathleen A. Cote	☐	☐	03 - Thomas F. Frist III	☐	☐
04 - Jamie S. Gorelick	☐	☐	05 - Roger H. Moore	☐	☐	06 - Louis A. Simpson	☐	☐
07 - Timothy Tomlinson	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

02CJ0B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — VeriSign, Inc.

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2016 Annual Meeting of Stockholders

12061 Bluemont Way, Reston, VA 20190
Proxy Solicited by Board of Directors for Annual Meeting — (Thursday, June 9, 2016)

The stockholders hereby appoint D. James Bidzos, Todd B. Strubbe, George E. Kilguss, III and Thomas C. Indelicarto, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, when properly executed, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERISIGN, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 9, 2016, at VeriSign, Inc.'s Corporate Offices, and any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner indicated on the reverse side of this ballot by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR each of the nominees for directors in proposal 1, FOR proposals 2, 3, 4 and 5 and AGAINST proposal 6. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +